SCHEDULE 14A INFORMATION
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Informatica Corporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held April 28, 2009

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Informatica Corporation, a Delaware corporation (“Informatica”), will be held on Tuesday, April 28, 2009 at 4:30 p.m., Pacific Time, at Informatica’s corporate headquarters, 100 Cardinal Way, Redwood City, CA 94063, for the following purposes:

1. To elect three Class III directors for a term of three years or until their respective successors have been duly elected and qualified.

2. To approve the adoption of Informatica’s 2009 Equity Incentive Plan, reserving 9,000,000 shares of common stock for issuance thereunder.

3. To ratify the appointment of Ernst & Young LLP as Informatica’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Only holders of record of Informatica’s common stock at the close of business on February 27, 2009, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid envelope enclosed for such purpose. For further details, please see the section entitled “Voting” on page 2 of the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted using the Internet, telephone or proxy card.

By Order of the Board of Directors
of Informatica Corporation

Sohaib Abbasi
Chairman & Chief Executive Officer

Redwood City, California
March 11, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) USING THE INTERNET, (2) TELEPHONE OR (3) COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

INFORMATICA CORPORATION

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Informatica Corporation, a Delaware corporation (“Informatica” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Informatica for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2009 at 4:30 p.m., Pacific Time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at Informatica’s corporate offices, located at 100 Cardinal Way, Redwood City, CA 94063. The telephone number at that location is (650) 385-5000.

This Proxy Statement, the accompanying form of proxy card and the Company’s 2008 Annual Report to Stockholders are first being mailed on or about March 11, 2009 to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of Informatica’s Common Stock at the close of business on February 27, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 86,870,588 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Informatica’s Common Stock, see the section of this Proxy Statement entitled “Security Ownership by Principal Stockholders and Management.”

Quorum; Required Vote

The presence of the holders of a majority of the shares of Common Stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders are counted as present at the meeting if they are present in person or have properly submitted a proxy card or voted by telephone or by Internet.

A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the adoption of the Company’s 2009 Equity Incentive Plan and to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstaining vote is deemed to be a “vote cast” and has the same effect as a vote cast against approval of a proposal requiring approval by a majority of the votes cast. However, broker non-votes are not deemed to be votes cast. As a result, broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Board of Directors’ Recommendation

The Board of Directors recommends that you vote your shares:

•	“FOR” the nominees for election as Class III directors;

•	“FOR” the adoption of the 2009 Equity Incentive Plan and the reservation of 9,000,000 shares of common stock for issuance thereunder; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Voting

Voting by telephone or the Internet.  A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes by telephone or via the Internet, his or her vote is recorded immediately. Informatica encourages its stockholders to vote using these methods whenever possible.

Voting by proxy card.  All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by attending the meeting.  A stockholder may also vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting. A stockholder may obtain directions to the Company’s corporate headquarters in order to attend the Annual Meeting in the “Contact Us” section of the Company’s website at http://www.informatica.com, or by calling 1-650-385-5000.

Changing vote; revocability of proxy.  If a stockholder has voted by telephone or the Internet or by sending a proxy card, such stockholder may change his or her vote before the Annual Meeting.

A stockholder that has voted by telephone or the Internet may change his or her vote by making a timely and valid later telephone or Internet vote, as the case may be.

Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked by (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Informatica Corporation, 100 Cardinal Way, Redwood City, CA 94063, Attention: Corporate Secretary.

Expenses of Solicitation

Informatica will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials.  Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2010 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than November 11, 2009 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting.  In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Proposal One — Election of Directors — Corporate Governance Matters.”

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by any stockholder entitled to vote who has delivered written notice to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2010 annual stockholder meeting will start on December 26, 2009 and end on January 25, 2010.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company or by accessing the Company’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Informatica Corporation, 100 Cardinal Way, Redwood City, CA 94063, Attention: Corporate Secretary.

Delivery of Proxy Materials to Stockholders

If you share an address with another stockholder, each stockholder may not receive a separate copy of the proxy materials and 2008 annual report to stockholders. Stockholders who do not receive a separate copy of the proxy materials and 2008 annual report may request to receive a separate copy of the proxy materials and 2008 annual report by calling 1-650-385-5289, by sending an email to ir@informatica.com or by writing to Informatica Corporation, 100 Cardinal Way, Redwood City, CA 94063, Attention: Corporate Secretary. Alternatively,

stockholders who share an address and receive multiple copies of the Company’s proxy materials and 2008 annual report can request to receive a single copy by following the same instructions.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2009

The proxy statement and 2008 annual report to stockholders are available at www.proxyvote.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors is currently comprised of nine members who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Three directors shall be elected at the Annual Meeting.

Nominees for Class III Directors

Three Class III directors are to be elected at the Annual Meeting for a three-year term ending in 2012. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated David W. Pidwell, Sohaib Abbasi, and Geoffrey W. Squire, O.B.E. for re-election as Class III directors. Messrs. Pidwell, Abbasi, and Squire were elected by the stockholders at the 2006 annual meeting, The Company expects that Mr. Pidwell, Mr. Abbasi and Mr. Squire will accept such nomination; however, in the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until such director’s term expires in 2012 or until such director’s successor has been elected and qualified.

The Board of Directors recommends a vote “FOR” the nominees listed above.

Information Regarding Nominees and Other Directors

In 2008, two of the Company’s directors, Janice Chaffin and Carl Yankowski, resigned from the Board of Directors. In October 2008, Mark Garrett was appointed to the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee. Mr. Garrett was recommended to the Corporate Governance and Nominating Committee by Charles Robel. After conducting its evaluation, including interviews with Mr. Garrett, the Corporate Governance and Nominating Committee recommended his election to the Board of Directors. In November 2008, Gerald Held was appointed to the Board of Directors upon the recommendation of the Corporate Governance and Nominating Committee. Dr. Held was recommended to the Corporate Governance and Nominating Committee by Sohaib Abbasi. After conducting its evaluation, including interviews with Dr. Held, the Corporate Governance and Nominating Committee recommended his election to the Board of Directors.

Nominees for Class III Directors for a Term Expiring in 2012

		Principal Occupation and
Name	Age	Business Experience

David W. Pidwell	61	Venture Partner, Alloy Ventures. Mr. Pidwell has been a Director of the Company since February 1996 and was the Lead Independent Director from March 2005 to January 2009. Mr. Pidwell has been a Venture Partner with Alloy Ventures, an early-stage venture capital firm, since 1996. From January 1988 to January 1996, Mr. Pidwell was President and Chief Executive Officer of Rasna Corporation, a software company. Mr. Pidwell holds a B.S. degree in electrical engineering and an M.S.I.S.E. degree in computer systems engineering from Ohio University and has completed three years of work at Stanford University on a Ph.D. in engineering economic systems. Mr. Pidwell also serves on the Board of Directors of a number of privately-held companies.
Sohaib Abbasi	52	Chief Executive Officer, President and Chairman of the Board. Mr. Abbasi has served as the Chief Executive Officer and President of the Company since July 2004, and Chairman of the Board since March 2005. Mr. Abbasi has been a Director of the Company since February 2004. From 2001 to 2003, Mr. Abbasi was Senior Vice President, Oracle Tools Division and Oracle Education at Oracle Corporation, which he joined in 1982. From 1994 to 2000, he was Senior Vice President, Oracle Tools Product Division at Oracle Corporation. Mr. Abbasi graduated with honors from the University of Illinois at Urbana-Champaign in 1980, where he earned both a B.S. and an M.S. degree in computer science.
Geoffrey W. Squire, OBE	62	Chairman, Kognitio Ltd. Mr. Squire has been a Director of the Company since October 2005. Mr. Squire is presently the Chairman of Kognitio, a provider of business intelligence services. From May 2002 to January 2009 he was Chairman of UK-based public company, The Innovation Group, a provider of business services to the global insurance community. From April 1997 to June 2005, Mr. Squire was Vice Chairman of VERITAS, a storage solutions software company. From June 1995 to April 1997, Mr. Squire was CEO of OpenVision, a systems management software company. Prior to OpenVision, Mr. Squire was responsible for the launch of Oracle UK, and served as the CEO of Oracle Europe and President of Oracle Worldwide Operations. A former president of the UK Computing Services & Software Association and the European Information Services Association, Mr. Squire holds an honorary doctorate from Oxford Brookes University and was awarded an Officer of the Order of the British Empire for his contributions to the information industry. Mr. Squire also serves on the Board of Directors of a number of privately-held companies.

Incumbent Class II Directors Whose Term Expires in 2011

		Principal Occupation and
Name	Age	Business Experience

A. Brooke Seawell	61	Venture Partner, New Enterprise Associates. Mr. Seawell has been a Director of the Company since December 1997. Mr. Seawell has been a Venture Partner with New Enterprise Associates, a venture capital firm, since January 2005. From February 2000 to December 2004, Mr. Seawell was a Partner with Technology Crossover Ventures, a venture capital firm. From January 1997 to August 1998, Mr. Seawell was Executive Vice President of NetDynamics, an applications server software company, which was acquired by Sun Microsystems. From March 1991 to January 1997, Mr. Seawell was Senior Vice President and Chief Financial Officer of Synopsys, an electronic design automation software company. Mr. Seawell holds a B.A. degree in economics and an M.B.A. degree in finance from Stanford University. Mr. Seawell serves on the Board of Directors of NVIDIA Corporation, Glu Mobile and a number of privately-held companies. Mr. Seawell also serves on the Management Board of the Stanford Graduate School of Business.
Mark A. Bertelsen	64	Senior Partner, Wilson Sonsini Goodrich & Rosati. Mr. Bertelsen has been a Director of the Company since September 2002. Mr. Bertelsen joined Wilson Sonsini Goodrich & Rosati in 1972, was the firm’s Managing Partner from 1990 to 1996 and has advised senior management of technology companies for over 30 years. He received his law degree (J.D.) from Boalt Hall School of Law, University of California, Berkeley, in 1969, and a B.A. in political science from the University of California, Santa Barbara, in 1966. Mr. Bertelsen also serves on the Board of Directors of Autodesk, Inc. Mr. Bertelsen is a Trustee of the U.C. Santa Barbara Foundation and served as its Chair from 2001 — 2003.
Godfrey R. Sullivan	55	President and CEO of Splunk, Inc. Mr. Sullivan joined the Company’s Board in January 2008. Mr. Sullivan is the President and CEO of Splunk, Inc., the market leader in IT Search software. Prior to Splunk, Mr. Sullivan worked for Hyperion Solutions where he served as president and chief operating officer from 2001 through 2004 and as president and chief executive officer from July 2004 until its acquisition by Oracle in 2007. From 2000 to 2001, Mr. Sullivan served as chief executive officer of Promptu Corporation, an enterprise marketing automation software company. From 1992 to 2000, Mr. Sullivan served in senior management positions at Autodesk, Inc., a design software and digital media company, including as president, Discreet Division and executive vice president, leading the Personal Solutions Group. From 1981 to 1992, Mr. Sullivan served in various executive positions at Apple Computer, Inc. Mr. Sullivan earned his BBA from Baylor University, and has completed executive programs at Stanford and Wharton. Mr. Sullivan also serves on the Board of Directors of Citrix Systems.

Incumbent Class I Directors Whose Term Expires in 2010

		Principal Occupation and
Name	Age	Business Experience

Mark Garrett	51	Executive Vice President and Chief Financial Officer, Adobe Systems Incorporated. Mr. Garrett has been a Director of the Company since October 2008. Mr. Garrett has been the executive vice president and chief financial officer of Adobe since February 2007. From June 2004 to January 2007, Mr. Garrett served as senior vice president and chief financial officer of EMC Software, the software group of EMC Corporation. Prior to its acquisition by EMC, Mr. Garrett was the chief financial officer of Documentum. Mr. Garrett began his career in 1979 at IBM where he spent 12 years in senior accounting and finance management positions. Thereafter, he joined Cadence Design Systems where he was eventually named as vice president of finance. Mr. Garrett currently serves on the Board of Directors for Model N, Inc., the Adobe Foundation and the Children’s Discovery Museum of San Jose. He holds bachelor’s degrees in accounting and marketing from Boston University and a MBA from Marist College.
Gerald Held	61	CEO, Held Consulting, LLC. Dr. Held has been a Director of the Company since November 2008. Dr. Held has been Executive Chairman of Vertica Systems, a provider of high performance database management systems, since January 2007. In 1998, Dr. Held was CEO-in-residence at the venture capital firm of Kleiner Perkins Caufield and Byers. From 1993 to 1997, Dr. Held was Senior Vice President, Oracle Server Technologies Division. From 1976 to 1993, Dr. Held served in various executive roles at Tandem Computers, Inc. He was a member of the technical staff at RCA Corporation from 1970 to 1976. Dr. Held holds a B.S. degree in electrical engineering from Purdue University, an M.S. degree in systems engineering from the University of Pennsylvania and a Ph.D. degree in computer science from the University of California, Berkeley. Dr. Held serves on the Board of Directors of Openwave Systems and Software Development Technologies.

		Principal Occupation and
Name	Age	Business Experience

Charles J. Robel	59	Retired Partner, PricewaterhouseCoopers. Mr. Robel has been a Director of the Company since November 2005 and Lead Independent Director since January 2009. From June 2000 to December 2005, Mr. Robel was a general partner and Chief of Operations for Hummer Winblad Venture Partners. From January 1974 to May 2000, Mr. Robel was a Partner with PricewaterhouseCoopers, LLP. From mid 1995 to May 2000, Mr. Robel led PricewaterhouseCoopers’ High Technology Transaction Services Group in Silicon Valley where he advised on strategy, valuation and structuring for mergers and acquisitions. From May 1985 to mid 1995, Mr. Robel was the Partner in charge of the Software Industry Group at PricewaterhouseCoopers, LLP in Silicon Valley, and prior to that, Mr. Robel was with PricewaterhouseCoopers, LLP in Los Angeles and Phoenix. Mr. Robel holds a B.S. degree in accounting from Arizona State University. Mr. Robel serves on the Board of Directors of Autodesk, Inc., DemandTec, Inc. and McAfee, Inc. He serves as the Chairman of the Board of McAfee and Chairman of the Audit Committee of both Autodesk and DemandTec, as well as serving as a member of the Audit Committee at McAfee. He also serves on the Board of Directors of two privately held companies.

Board Meetings and Committees

During 2008, the Board of Directors held seven meetings (including regularly scheduled and special meetings), and no director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

The Board of Directors currently has four standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Strategy Committee.

Audit Committee.  The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Messrs. Seawell, Robel, and Garrett, each of whom is “independent,” as such term is defined for audit committee members by the listing standards of The NASDAQ Stock Market. The Board of Directors has determined that each of Messrs. Seawell, Robel, and Garrett is an “audit committee financial expert” as defined under the rules of the Securities Exchange Commission (the “SEC”). Mr. Seawell is the Chairman of the Audit Committee. The Audit Committee met eight times in 2008. The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes and of the audit of the Company’s financial statements, (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls, and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investor Relations” section of the Company’s website at http://www.informatica.com.

Compensation Committee.  The Compensation Committee currently consists of Messrs. Pidwell, Sullivan, and Held, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. Mr. Pidwell is the chairman of the Compensation Committee. The Compensation Committee met six times in 2008. In addition to holding regular meetings, the Compensation Committee took action by written consent at various times during the course of 2008. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers and the Board of Directors, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board of Directors. The

Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investor Relations” section of the Company’s website at http://www.informatica.com.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee currently consists of Messrs. Robel, Pidwell and Sullivan, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. Mr. Robel is the chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met four times in 2008. This committee is responsible for making recommendations to the Board on matters concerning corporate governance, evaluating and recommending candidates for election to the Board of Directors, reviewing and making recommendations regarding the composition and mandate of Board committees, developing overall governance guidelines, and overseeing the performance of the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations of candidates for the Board of Directors submitted by the stockholders of the Company; for more information see the discussion in “Corporate Governance Matters.” The Corporate Governance and Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investor Relations” section of the Company’s website at http://www.informatica.com.

Strategy Committee.  The Strategy Committee was established in January 2006 and currently consists of Messrs. Squire, Robel, Held, and Bertelsen, each of whom is “independent” as defined in the listing standards of The NASDAQ Stock Market. Mr. Squire is the Chairman of the Strategy Committee. This committee is responsible for assisting the Company’s Board of Directors and management to oversee the Company’s strategic plans. It is the committee’s practice to meet quarterly.

Lead Independent Director.  Mr. Robel was appointed Lead Independent Director in January 2009. As Lead Independent Director, among other things, Mr. Robel schedules and chairs meetings of the independent directors, communicates with the Chairman and Chief Executive Officer and raises issues with management on behalf of the independent directors when appropriate. In addition, the independent directors may hold a closed session at regularly scheduled Board meetings.

Director Compensation

Cash Compensation.  In 2008, non-employee members of the Board of Directors received (1) an annual retainer of $35,000, paid quarterly at the rate of $8,750 per quarter; (2) $15,000 paid quarterly at the rate of $3,750 per quarter for the Lead Independent Director; (3) $15,000 per year for each member of the Audit Committee (or $20,000 if such member is the chairperson); (4) $10,000 per year for each member of the Compensation Committee (or $15,000 if such member is the chairperson); (5) $5,000 per year for each member of the Corporate Governance and Nominating Committee ($10,000 if such member is the chairperson) and (6) $5,000 per year for each member of the Strategy Committee ($10,000 if such member is the chairperson). In 2009, the Board of Directors increased the compensation for the chair of the Audit Committee to $30,000 and for the chair of the Compensation Committee to $20,000. In addition, there shall be a fee of $1,000 for meetings deemed to be extraordinary based on their relation to special projects which require effort beyond traditional requirements.

Non-Employee Director Option Grants.  Non-employee directors are eligible to receive options to purchase the Company’s Common Stock pursuant to the Company’s 1999 Non-Employee Director Stock Incentive Plan (the “1999 Director Plan”), which provides for annual automatic grants of non-statutory stock options to continuing non-employee directors. Under the 1999 Director Plan, each non-employee director is automatically granted a non-statutory stock option grant of 60,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors (“Initial Grant”). Immediately following each annual stockholders’ meeting, each non-employee director who continues to serve as a non-employee director following such annual meeting is automatically granted a non-statutory stock option to purchase 25,000 shares of the Company’s Common Stock (“Subsequent Grant”), as long as the director had been a non-employee director for at least six months prior to such annual meeting of stockholders. All options automatically granted to non-employee directors have an exercise price equal to 100% of the fair market value on the date of grant. One third of the shares subject to the Initial Grant vests and becomes exercisable one year after the grant date and the remaining shares subject to the Initial Grant vest in equal monthly installments over the following 24-month period, such that the option is fully exercisable three years after its date of grant. Each Subsequent Grant vests and becomes 100% exercisable one year after the date such option is granted. As explained in more detail in Proposal Two, in 2009 the Initial Grant and the Subsequent Grant could include restricted stock units under the 2009 Equity Incentive Plan if approved.

In 2008, the shares available for issuance under the 1999 Director Plan were exhausted, and thus the options for the non-employee directors were granted from the Company’s 1999 Stock Incentive Plan under the same terms and conditions as those in the 1999 Director Plan. If Proposal Two is approved by the stockholders, the Company’s non-employee directors will receive awards under the 2009 Equity Incentive Plan. See “Proposal Two — Description of 2009 Plan — Awards to Non-Employee Directors.”

In 2008, Mr. Sullivan, Mr. Garrett and Dr. Held each received Initial Grants upon their joining the Board, and each of Ms. Chaffin and Messrs. Bertelsen, Pidwell, Seawell, Yankowski, Robel and Squire received Subsequent Grants.

The following table includes the compensation elements that were earned by the Company’s directors for fiscal 2008.

DIRECTOR COMPENSATION — FISCAL YEAR 2008(1)

						Change in
						Pension
						Value and
						Non-Qualified
	Fees Earned				Non-Equity	Deferred
	or Paid in		Stock	Options	Incentive Plan	Compensation	All Other
	Cash		Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)		($)	($)(12)	($)	($)	($)	($)

Mark Bertelsen	38,750	(2)	—	127,106	—	—	—	165,856
Janice Chaffin	37,500	(3)	—	45,554	—	—	—	83,054
Mark Garrett	12,500	(4)	—	20,075	—	—	—	32,575
Gerald Held	12,500	(5)	—	8,933	—	—	—	21,433
David Pidwell	73,750	(6)	—	127,106	—	—	—	200,856
Charles Robel	65,000	(7)	—	162,656	—	—	—	227,656
Brooke Seawell	56,250	(8)	—	127,106	—	—	—	183,356
Geoff Squire	45,000	(9)	—	159,693	—	—	—	204,693
Godfrey Sullivan	50,000	(10)	—	97,839	—	—	—	147,839
Carl Yankowski	40,000	(11)	—	45,554	—	—	—	85,554

(1)	While Mr. Abbasi is a director, he does not receive any compensation for such service beyond his compensation as an executive officer of the Company. Mr. Abbasi’s compensation as an executive officer is provided in the Summary Compensation Table.

(2)	Mr. Bertelsen was the chair of the Corporate Governance and Nominating Committee for the first quarter of 2008 and has been a member of the Strategy Committee since the fourth quarter of 2008.

(3)	Ms. Chaffin was a member of the Compensation Committee and the Strategy Committee through the third quarter of 2008. Ms. Chaffin resigned as a board member in the fourth quarter of 2008.

(4)	Mr. Garrett joined the Board of Directors in October 2008. He is a member of the Audit Committee.

(5)	Dr. Held joined the Board of Directors in November 2008. He is a member of the Compensation Committee and the Strategy Committee.

(6)	Mr. Pidwell is the chair of the Compensation Committee and a member of the Corporate Governance and Nominating Committee. Mr. Pidwell was also the Lead Independent Director in 2008. He was appointed to the Audit Committee for the fourth quarter of 2008.

(7)	Mr. Robel is the chair of the Corporate Governance and Nominating Committee. Mr. Robel is also a member of the Audit Committee and the Strategy Committee. Mr. Robel became the Lead Independent Director in January 2009.

(8)	Mr. Seawell is the chair of the Audit Committee. He was a member of the Corporate Governance and Nominating Committee for the first quarter of 2008.

(9)	Mr. Squire is the chair of the Strategy Committee.

(10)	Mr. Sullivan is a member of the Compensation Committee and the Corporate Governance and Nominating Committee.

(11)	Mr. Yankowski was a member of the Compensation Committee during the first quarter of 2008. He was a member of the Audit Committee through the third quarter of 2008. Mr. Yankowski resigned as a board member at the end of the third quarter of 2008.

(12)	These amounts reflect the SFAS No. 123(R) “Share-Based Payment” (“FAS 123(R)”) compensation cost incurred by the Company for all stock options granted prior to and including 2008 to the particular director and do not correspond to the actual value that could or will be recognized by the particular individual. Please refer to Note 8 in the Company’s report on Form 10-K for the year ended December 31, 2008 for the Company’s assumptions related to the FAS 123(R) share-based payment cost calculations. The calculations reflected in this table do not include any forfeiture rate estimates.

The grant date fair value of the option for 25,000 shares awarded to Ms. Chaffin and Messrs. Bertelsen, Pidwell, Seawell, Yankowski, Robel and Squire on May 22, 2008 was $133,483. The grant date fair value of the option for 60,000 shares awarded to Mr. Sullivan on January 24, 2008 was $313,542. The grant date fair value of the option for 60,000 shares awarded to Mr. Garrett on October 17, 2008 was $293,100. The grant date fair value of the option for 60,000 shares awarded to Dr. Held on November 28, 2008 was $296,400.

As of December 31, 2008, the aggregate number of shares under options held by each director was: (1) Mark Bertelsen — 125,000 shares; (2) Janice Chaffin — 0 shares; (3) Mark Garrett — 60,000 shares; (4) Gerald Held — 60,000 shares; (5) David Pidwell — 125,000 shares; (6) Chuck Robel — 93,000 shares; (7) Brooke Seawell — 125,000 shares; (8) Geoff Squire — 135,000 shares; (9) Godfrey Sullivan — 60,000 shares; and (10) Carl Yankowski — 0 shares.

Corporate Governance Matters

Code of Business Conduct.  The Company has adopted a Code of Business Conduct that applies to all of the Company’s directors, officers (including the Company’s principal executive officer and senior financial and accounting officers), and employees. You can find the Code of Business Conduct in the “Investor Relations” section of the Company’s website at http://www.informatica.com. The Company will post any amendments to the Code of Business Conduct, as well as any waivers, that are required to be disclosed by the rules of either the SEC or The NASDAQ Stock Market on the website.

Independence of the Board of Directors.  The Board of Directors has determined that, with the exception of Sohaib Abbasi, who is the Chief Executive Officer and President of Informatica, all of its members are “independent directors” as defined in the listing standards of The NASDAQ Stock Market. In making this determination, the Board considered that Mark A. Bertelsen is a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). Fees paid by the Company to WSGR for legal services rendered for the year ended December 31, 2008 were approximately $0.9 million, which represented less than one percent of WSGR’s revenues. The Company believes the services performed by WSGR were provided in the ordinary course of business on terms no more or less favorable than those available from unrelated parties.

Contacting the Board of Directors.  Stockholders and other individuals may communicate with the Board of Directors by submitting either an e-mail to board@informatica.com or a written communication addressed to the Board of Directors (or specific board member), Informatica Corporation, 100 Cardinal Way, Redwood City, California 94063. E-mail communications that are intended for a specific director should be sent to the e-mail address above to the attention of the applicable director.

Attendance at annual stockholder meetings by the Board of Directors.  Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. Three directors attended the Company’s 2008 annual meeting of stockholders.

Process for recommending candidates for election to the Board of Directors.  The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Informatica Corporation, Corporate Secretary, 100 Cardinal Way, Redwood City, CA 94063 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of the Company’s Common Stock.

The Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees, are as follows:

•	The Committee regularly reviews the current composition and size of the Board of Directors.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as personal character, judgment, expertise, business experience, length of service, independence and other commitments, and (3) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or academia, (4) possess strong aptitude for technology, including their understanding of the enterprise software industry and Informatica’s business in particular, (5) have qualifications that will increase overall Board effectiveness, and (6) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	In evaluating and identifying candidates, the Committee has the authority to retain third-party search firms with regard to candidates who are properly recommended by stockholders or by other means. The Committee will review the qualifications of any such candidate. This review may, in the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

•	The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board of Directors to fill vacancies or to add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee recommends to the full Board of Directors the director nominees for selection.

PROPOSAL TWO

APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN

The Board of Directors has adopted the 2009 Equity Incentive Plan (the “2009 Plan”), subject to its approval by the Company’s stockholders. If the stockholders approve the 2009 Plan, the Company’s 2000 Employee Stock Incentive Plan, which expires in January 2010, will be terminated. The Company’s two other existing plans, the 1999 Stock Incentive Plan and the 1999 Non-Employee Director Stock Incentive Plan both expire in March 2009 (collectively the “Expiring Plans”). The Expiring Plans and the terminated 2000 Employee Stock Incentive Plan will continue to govern awards previously granted under such plans. If the stockholders do not approve the 2009 Plan, the 2000 Employee Stock Incentive Plan will remain in effect through the remainder of its term.

The Board believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the 2009 Plan increase the Company’s ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, help the Company to recruit, reward, motivate and retain talented personnel. The Board believes strongly that the approval of the 2009 Plan is essential to the Company’s continued success. In particular, the Board believes that the Company’s employees are its most valuable assets and that the awards permitted under the 2009 Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company competes. Such awards also are crucial to the Company’s ability to motivate employees to achieve its goals.

The Board of Directors recommends a vote “FOR” this proposal.

Purpose of the 2009 Plan

The 2009 Plan will allow the Company to make broad-based grants of stock options (nonstatutory and incentive), stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to employees, non-employee directors and consultants as key elements of compensation. The 2009 Plan will be administered by a committee appointed by the Board, in accordance with the provisions contained in the 2009 Plan.

Key Terms

The key terms of the 2009 Plan are summarized below:

Shares Authorized:	9,000,000, subject to adjustment based on stock splits or similar events.

Types of Awards:	Stock options (nonstatutory and incentive), stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

For purposes of the share reserve, the grant of a stock option or stock appreciation right is deemed an award for one share of authorized common stock for each one share of authorized common stock subject to such award while a grant of a full value award (restricted stock units, restricted stock, performance shares or performance units) is deemed an award for 1.52 shares of authorized common stock for each one share of authorized common stock subject to such award. To the extent that a share that was subject to an award that counted as 1.52 shares against the 2009 Plan reserve is returned to the 2009 Plan, the 2009 Plan reserve will be credited with 1.52 shares that will be available for issuance under the 2009 Plan.

Per-person limits on maximum grants are included in the various sections of the Plan under which each type of award is made in accord with Section 162(m) requirements.

Award Terms:	Options and stock appreciation rights shall have seven (7) year maximum terms. For all awards, vesting and performance vesting criteria, if applicable, will be established at the date of grant.

Eligible Participants:	Employees, non-employee directors and consultants of the Company or any of its affiliates.

Actions That are Prohibited by the Plan Include:	Repricing or reducing the relevant exercise price of an award through an exchange program without stockholder approval.

Returning to the Plan shares that are used to pay withholding taxes or as payment for the exercise price of an award.

Accelerating awards upon an event that does not qualify as a change of control.

Granting stock options (nonstatutory and incentive) and stock appreciation rights at a below fair market value price at the grant date (outside Section 424 transactions with substitute options).

Description of the 2009 Plan

The following paragraphs provide a summary of the principal features of the 2009 Plan and its operation. The 2009 Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

The 2009 Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance units and (vi) performance shares. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the 2009 Plan include employees, non-employee directors and consultants who provide services to the Company and its affiliates. As of February 27, 2009, approximately 1,660 employees and non-employee directors would be eligible to participate in the 2009 Plan.

Number of Shares of Common Stock Available Under the 2009 Plan

The Board has reserved 9,000,000 shares of the Company’s common stock for issuance under the 2009 Plan. The shares may be either authorized, but unissued, common stock or treasury shares. Shares subject to full value awards (restricted stock units, restricted stock, performance units or performance shares) will count against the share reserve as 1.52 shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as 1.52 shares against the 2009 Plan reserve pursuant to the preceding sentence is returned to the 2009 Plan, the 2009 Plan reserve will be credited with 1.52 shares that will thereafter be available for issuance under the 2009 Plan.

The Company made grants of 204,025 options and 509,750 restricted stock units under the 1999 Stock Incentive Plan since December 31, 2008, which includes equity granted in connection with the acquisition of Applimation, Inc. in February 2009. The 1999 Stock Incentive Plan expires in March 2009. These grants represent the final grants under the 1999 Stock Incentive Plan as it is the company’s practice not to grant equity during a “closed trading window,” which commenced on March 1, 2009 and will remain closed through the expiration of the 1999 Stock Incentive Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2009 Plan (unless the 2009 Plan has terminated). Awards paid out in cash rather than shares will not reduce the number of shares available for issuance under the 2009 Plan. If a stock appreciation right is settled in shares, such shares as well as shares that represent payment of the exercise price and tax related to the award will cease to be available under the 2009 Plan.

If the Company declares a dividend or other distribution or engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Company’s common stock, the Committee will adjust the number and class of shares that may be delivered under the 2009 Plan, the number, class, and price of shares covered by each outstanding Award, and the numerical per-person limits on Awards.

Administration of the 2009 Plan

A committee authorized by the Board, (the “Committee”), will administer the 2009 Plan. To make grants to certain of the Company’s officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) so that the Company can receive a federal tax deduction for certain compensation paid under the 2009 Plan. Subject to the terms of the 2009 Plan, the Committee has the sole discretion to select the employees, consultants, and non-employee directors who will receive Awards, determine the terms and conditions of Awards, and to interpret the provisions of the 2009 Plan and outstanding Awards. The Committee may not, without the approval of the Company’s stockholders, institute an exchange program under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for Awards with a lower exercise price.

Options

The Committee is able to grant nonstatutory stock options and incentive stock options under the 2009 Plan. The Committee determines the number of shares subject to each option, although the 2009 Plan provides that a participant may not receive options (and/or stock appreciation rights) for more than one million (1,000,000) shares in any fiscal year, except in connection with his or her initial service as an employee with the Company, in which case he or she may be granted an option (and/or stock appreciation rights) to purchase up to an additional two million (2,000,000) shares.

The Committee determines the exercise price of options granted under the 2009 Plan, provided the exercise price must be at least equal to 100% of the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed seven (7) years, except that, with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the agreement governing his or her Award. No incentive stock option may be exercised more than three (3) months after the participant’s termination of service for any reason other than disability or death (unless the participant dies during such three (3) month period and/or the participant’s agreement governing his or her Award, or the Committee, permits later exercise). No incentive stock option may be exercised more than one (1) year after the participant’s termination of service due to disability or death (unless the participant’s agreement governing his or her Award, or the Committee, permits later exercise). In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights

The Committee will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock or a combination of both. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the 2009 Plan. The Committee, subject to the terms of the 2009 Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2009 Plan; provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. The term of a stock appreciation right may not exceed seven (7) years. No participant will be granted stock appreciation rights (and/or options) covering more than one million (1,000,000) shares during any fiscal year, except that a participant may be granted stock appreciation rights (and/or options) covering up to an additional two million (2,000,000) shares in connection with his or her initial service as an employee with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the agreement governing his or her stock appreciation right. If a participant dies prior to the exercise of his or her stock appreciation rights, the Committee, in its discretion, may provide that the stock appreciation rights will be exercisable for up to one (1) year after the date of death. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock

Awards of restricted stock are rights to acquire or purchase shares of the Company’s common stock, which vest in accordance with the terms and conditions established by the Committee in its sole discretion. For example, the Committee may set restrictions based upon continued employment or service with the Company, the achievement of specific performance goals, applicable laws, or any other basis determined by the Committee in its discretion. Subject to the provisions of the 2009 Plan, after the grant of restricted stock, the Committee, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Award agreement governing the grant of the restricted stock will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Committee will determine the number of shares granted pursuant to an Award of restricted stock. With respect to restricted stock intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of specific performance objectives. The Committee shall determine the number of shares of restricted stock granted to any participant, but no participant will be granted more than three hundred thirty three thousand three hundred thirty three (333,333) shares of restricted stock (and/or performance shares or restricted stock units) during any fiscal year, except that a participant may be granted up to an additional six hundred sixty six thousand six hundred sixty seven (666,667) shares of restricted stock (and/or performance shares or restricted stock units) in connection with his or her initial employment with the Company.

Restricted Stock Units

Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Committee establishes is satisfied. For example, the Committee may set restrictions based on the achievement of specific performance goals or upon continued employment or service with the Company. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. Subject to the provisions of the 2009 Plan, after the grant of restricted stock units, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2009 Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Committee determines the number of restricted stock units granted to any participant. With respect to restricted stock units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of specific performance objectives. The Committee shall determine the number of restricted stock units granted to any participant, but no participant may be granted more than three hundred thirty three thousand three hundred thirty three (333,333) restricted stock units (and/or shares of restricted stock or performance shares) during any fiscal year, except that the participant may be granted up to an additional six hundred sixty six thousand six hundred sixty seven (666,667) restricted stock units (and/or shares of restricted stock or performance shares) in connection with his or her initial employment with the Company.

Performance Units and Performance Shares

The Committee will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Committee may establish are achieved or the Awards otherwise vest. The Committee will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Subject to the provisions of the 2009 Plan, after the grant of performance units or performance shares, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Award and may accelerate the time at which any restrictions will lapse at a rate determined by the Committee.

The Committee determines the number of performance units and performance shares granted to any participant. With respect to performance units and performance shares intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to the performance units and performance shares shall be based on the achievement of performance goals. During any fiscal year, no participant will receive more than three hundred thirty three thousand three hundred thirty three (333,333) performance shares (and/or shares of restricted stock or restricted stock units) and no participant will receive performance units having an initial value greater than three million dollars ($3,000,000), except that in the first year a participant becomes an employee, a participant may be granted performance shares (and/or shares of restricted stock or restricted stock units) covering up to an additional six hundred sixty six thousand six hundred sixty seven (666,667) shares or performance units having an initial value up to an additional three million dollars ($3,000,000). Performance units will have an initial dollar value established by the Committee on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

Performance Goals

Awards of restricted stock, restricted stock units, performance shares, performance units under the 2009 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: (i) profit, (ii) revenue, (iii) operating income; (iv) earnings per share; and (v) total shareholder return. Any criteria used may be (i) measured in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a business unit of the Company, and/or (v) on a pre-tax or after-tax basis. In granting Awards that are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code.

Awards to Non-Employee Directors

The 2009 Plan provides for automatic grants to non-employee directors. As stated in the 2009 Plan, the Committee’s philosophy is to grant such awards of the same type and following the same ratio as grants to the Company’s Section 16 officers.

Accordingly, the 2009 Plan provides for an automatic grant to non-employee directors on the date the person first becomes an non-employee director of one of the following: (a) an option to purchase sixty thousand (60,000) shares; (b) an option to purchase thirty thousand (30,000) shares plus an award of ten thousand restricted stock units; or (c) an award of twenty thousand (20,000) restricted stock units (the “Initial Grant”). Each non-employee director who is both a non-employee director on the date of an Annual Meeting of the Company’s Stockholders, and who has served as a non-employee director for at least six (6) months prior to such Annual meeting, automatically shall receive on the date of such annual meeting one of the following; (a) an option to purchase twenty five thousand (25,000) shares; (b) an option to purchase twelve thousand five hundred shares (12,500) shares plus an award of four thousand one hundred sixty seven (4,167) restricted stock units; or (c) an award of eight thousand three hundred thirty three (8,333) restricted stock units (the “Ongoing Grant”).

The stock option granted pursuant to the Initial Grant will vest and become exercisable as to thirty three percent (33%) of the shares subject to the option on the first anniversary of the grant date, and as to an additional two and seventy eight one-hundredths percent (2.78%) each monthly anniversary thereafter, provided the participant continues to serve as a director through such dates. The restricted stock units subject to the Initial Grant will vest as to thirty three and one third percent (33 1/3%) on each of the first three anniversaries of the RSU vesting commencement date (as defined in the 2009 Plan) provided the participant continues to serve as a director through such dates. The stock option granted pursuant to the Ongoing Grant will vest and become exercisable as to one hundred percent (100%) of the shares subject to the option on the first anniversary of the grant date, provided the participant continues to serve as a director through such date. The restricted stock units subject to the Ongoing Grant will vest as to one hundred percent (100%) of the restricted stock units subject to the grant on the first anniversary of the grant date provided the participant continues to serve as a director through such date.

Transferability of Awards

Awards granted under the 2009 Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

Amendment and Termination of the 2009 Plan

The Committee will have the authority to amend, suspend or terminate the 2009 Plan. No amendment, suspension or termination of the 2009 Plan will impair the rights of any participant, without the consent of the participant. The 2009 Plan will remain in effect until terminated pursuant to the provisions of the 2009 Plan; provided, however, that without further stockholder approval, no incentive stock options may be granted under the 2009 Plan after April 28, 2019.

Change of Control

In the event of a “change of control”, as defined in the 2009 Plan, each outstanding Award will be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Committee will not be required to treat all Awards similarly in the transaction. In the event that the successor corporation refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for, the Committee will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Committee in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period. The above provisions will apply only upon the consummation of a change of control, and will not apply to a proposed or potential change of control.

Number of Awards Granted to Employees and Directors

Except as indicated below, the number of Awards that an employee, director or consultant may receive under the 2009 Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the Expiring

Plans during the last fiscal year, and (ii) the average per share exercise price of such options. No other type of award was granted under the Expiring Plans during this time.

	Number of Options
	Granted During	Average Per Share
Name of Individual or Group	Fiscal Year 2008	Exercise Price

Sohaib Abbasi	400,000	$18.54
Chairman & Chief Financial Officer
Earl Fry	125,000	$18.54
Chief Financial Officer, Executive Vice President and Secretary
Girish Pancha	110,000	$18.54
Executive Vice President and General Manager, Data Integration
Paul Hoffman	100,000	$18.54
Executive Vice President, Worldwide Field Operations
All current executive officers, as a group	735,000	$18.54
All directors who are not executive officers, as a group	355,000	$16.05
All employees who are not executive officers, as a group	2,540,825	$16.06

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2009 Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. This taxable income is not subject to income tax withholding.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income (subject to withholding) in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the 2009 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2009 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2009 Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award will recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2009 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of E&Y, the Audit Committee may reconsider its selection.

E&Y has audited the Company’s financial statements since the Company’s inception. A representative of E&Y is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this proposal.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by E&Y for fiscal years 2007 and 2008.

	Fiscal Year
	2007	2008

Audit Fees(1)	$1,769,000	$1,733,000
Audit-Related Fees(2)	224,000	61,000
Tax Fees(3)	1,621,000	1,076,000
All Other Fees	—	—

Total	$3,614,000	$2,870,000

(1)	Audit fees are for professional services rendered for the audit of the Company’s annual financial statements and reviews of its quarterly financial statements. This category also includes fees for international statutory audits, consents, assistance with and review of documents filed with the SEC, attest services, work done by tax professionals in connection with the audit or quarterly reviews and attestation-related services in connection with Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”).

(2)	These are fees for assurance and related services performed by E&Y that are reasonably related to the performance of the audit or review of Informatica’s financial statements, which include fees for accounting consultations, internal control reviews and attest services not required by statute or regulation.

(3)	These are fees for professional services performed by E&Y with respect to tax compliance and tax planning and advice. Tax compliance includes preparation of original and amended tax returns for the Company, refund claims, tax payment planning and tax audit assistance. Tax compliance fees totaled $1,156,000 and $919,000 for fiscal years 2007 and 2008, respectively. The decrease in compliance fees in 2008 compared to 2007 was due to utilizing internal staff to carry out more of the compliance tax projects in 2008. Tax planning and advice includes tax strategy planning and modeling, merger and acquisition related projects, intellectual property tax issues, intercompany and transfer pricing design and foreign employee tax matters. Tax planning and advice totaled $465,000 and $157,000 for fiscal years 2007 and 2008, respectively. The decrease in tax planning and advice fees in 2008 compared to 2007 was primarily due to utilizing internal staff and other service providers to carry out the majority of the tax planning projects.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by E&Y to the Company must be pre-approved by the Audit Committee. The Audit Committee utilizes the following procedures in pre-approving all audit and non-audit services provided by E&Y. At or before the second meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by E&Y during the year. On an as-needed basis, during subsequent Audit Committee meetings throughout the year, the Audit Committee is presented with an updated listing of approved services highlighting any new audit and non-audit services to be provided by E&Y. The Audit Committee reviews these listings and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chairman of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees; provided, however, that such additional or amended services may not affect E&Y’s independence under applicable SEC rules. The Chairman reports any such action taken to the Audit Committee at the subsequent Audit Committee meeting.

All E&Y services and fees in 2007 and 2008 were pre-approved by the Audit Committee.

Report of the Audit Committee of the Board of Directors

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, E&Y, is responsible for auditing these financial statements and performing an attestation of the Company’s internal controls. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company’s financial statements or guarantee the audits or reports of the independent auditors. These are the fundamental responsibilities of Company management and the Company’s independent registered public accounting firm. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with E&Y and management;

•	discussed with E&Y the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended; and

•	received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.

Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

A. Brooke Seawell
Charles J. Robel
Mark Garrett

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Informatica’s Common Stock as of February 1, 2009 for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock; (2) each of the Company’s directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all directors and current executive officers of the Company as a group.

	Common Stock	Percentage
	Beneficially	Beneficially
Name	Owned(1)	Owned(1)(2)

Columbia Wanger Asset Management(3)	7,022,900	8.0%
227 West Monroe Street, Suite 3000 Chicago, Illinois 60606
Barclays Global Investors(3)	6,013,534	6.6%
45 Fremont Street, 17th Floor San Francisco, California 94105
Sohaib Abbasi(4)	3,633,731	4.2%
David W. Pidwell(5)	403,880	*
A. Brooke Seawell(6)	55,000	*
Mark A. Bertelsen(7)	112,000	*
Geoffrey W. Squire(8)	210,000	*
Charles J. Robel(9)	70,000	*
Godfrey R. Sullivan(10)	30,650	*
Earl E. Fry(11)	1,295,573	1.5%
Girish Pancha(12)	687,849	*
Paul Hoffman(13)	454,256	*
Mark Garrett(14)	—	*
Gerald Held(15)	—	*
All directors and current executive officers as a group (12 persons)(16)	6,952,939	8.0%

*	Less than one percent.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of Common Stock that the individual has the right to acquire within 60 days of February 1, 2009 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	The total number of shares of Common Stock outstanding as of February 1, 2009 was 87,174,527.

(3)	This information was obtained from a filings made with the SEC pursuant to Section 13(g) of the Exchange Act on February 6, 2009 with respect to Columbia Wanger Asset Management and on February 5, 2009 with respect to Barclays Global Investors and its affiliated entities, each reflecting share ownership and percentage ownership as of December 31, 2008.

(4)	Includes 3,296,249 shares subject to options exercisable within 60 days of February 1, 2009. Includes 120,000 shares subject to restricted stock units which are subject to vesting. These RSUs shall vest at the rate of 1/4th of the shares subject to such restricted stock units as of the first anniversary of the Vesting Commencement Date (February 1, 2009) and 1/4th of the shares subject to such restricted stock units as of each of the subsequent anniversaries of the Vesting Commencement Date thereafter, assuming continued service with the Company on each vesting date.

(5)	Includes 100,000 shares subject to options exercisable within 60 days of February 1, 2009. Also includes 263,880 shares held of record by the Pidwell Family Living Trust dated June 25, 1987, of which Mr. Pidwell is trustee.

(6)	Includes 50,000 shares subject to options exercisable within 60 days of February 1, 2009.

(7)	Includes 100,000 shares subject to options exercisable within 60 days of February 1, 2009.

(8)	Includes 110,000 shares subject to options exercisable within 60 days of February 1, 2009.

(9)	Includes 68,000 shares subject to options exercisable within 60 days of February 1, 2009.

(10)	Includes 23,150 shares subject to options exercisable within 60 days of February 1, 2009.

(11)	Includes 1,229,853 shares subject to options exercisable within 60 days of February 1, 2009. Includes 40,000 shares subject to restricted stock units which are subject to vesting. These RSUs shall vest at the rate of 1/4th of the shares subject to such restricted stock units as of the first anniversary of the Vesting Commencement Date (February 1, 2009) and 1/4th of the shares subject to such restricted stock units as of each of the subsequent anniversaries of the Vesting Commencement Date thereafter, assuming continued service with the Company on each vesting date.

(12)	Includes 652,849 shares subject to options exercisable within 60 days of February 1, 2009. Includes 35,000 shares subject to restricted stock units which are subject to vesting. These RSUs shall vest at the rate of 1/4th of the shares subject to such restricted stock units as of the first anniversary of the Vesting Commencement Date (February 1, 2009) and 1/4th of the shares subject to such restricted stock units as of each of the subsequent anniversaries of the Vesting Commencement Date thereafter, assuming continued service with the Company on each vesting date.

(13)	Includes 406,248 shares subject to options exercisable within 60 days of February 1, 2009. Includes 35,000 shares subject to restricted stock units which are subject to vesting. These RSUs shall vest at the rate of 1/4th of the shares subject to such restricted stock units as of the first anniversary of the Vesting Commencement Date (February 1, 2009) and 1/4th of the shares subject to such restricted stock units as of each of the subsequent anniversaries of the Vesting Commencement Date thereafter, assuming continued service with the Company on each vesting date.

(14)	Mr. Garrett joined the Company’s Board of Directors in October 2008.

(15)	Dr. Held joined the Company’s Board of Directors in November 2008.

(16)	Includes 6,036,349 shares subject to options exercisable within 60 days of February 1, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and certain persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during 2008, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Messrs. Pidwell, Sullivan, and Held. During fiscal 2008, Mr. Yankowski and Ms. Chaffin also served on the Compensation Committee. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

TRANSACTIONS WITH MANAGEMENT

Policies and Procedures for the Review and Approval of Related Person Transactions

Pursuant to the charter of the Company’s Audit Committee, the Audit Committee reviews and approves in advance any proposed related person transactions. In addition, in accordance with the Company’s Code of Business Conduct, directors, officers and employees should generally avoid conducting Informatica business in which a family member is associated in any significant role, or with other related parties. Related person transactions will be disclosed in the applicable SEC filing as required by the rules of the SEC. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K promulgated by the SEC. The individuals and entities that are considered “related persons” include:

•	Directors, nominees for director and executive officers of the Company;

•	Any person known to be the beneficial owner of five percent or more of the Company’s common stock (a “5% Stockholder”); and

•	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

				Number of Securities
				Remaining Available
				for Future Issuance
	Number of Securities to		Weighted-Average	Under Equity
	be Issued Upon Exercise		Exercise Price of	Compensation Plans
	of Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category(1)	Warrants and Rights(a)		Warrants and Rights	Reflected in Column(a))

Equity compensation plans approved by stockholders	17,507,321		$11.41	25,473,207	(2)
Equity compensation plans not approved by stockholders	205,362	(3)	$6.48	780,551	(4)

Total	17,712,683		$11.35	26,253,758

(1)	See Note 8 to Notes to Consolidated Financial Statements, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for a description of the terms of the Company’s equity compensation plans.

(2)	Includes 15,799,158 shares of Common Stock reserved for issuance under the Company’s 1999 Stock Incentive Plan and 1999 Non-Employee Director Stock Incentive Plan and 9,674,049 shares of Common Stock reserved for issuance under the Company’s 1999 Employee Stock Purchase Plan. The Company’s 1999 Stock Incentive Plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance under the 1999 Stock Incentive Plan will increase by a number of shares equal to the lesser of (i) 5% of the total amount of fully diluted Common Stock shares outstanding as of that date, (ii) 16,000,000 shares or (iii) a lesser number of shares determined by the administrator of the 1999 Stock Incentive Plan. The Company’s 1999 Employee Stock Purchase Plan additionally incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance will increase by a number of shares equal to the lesser of (i) 2% of the total amount of fully diluted Common Stock shares outstanding as of that date or (ii) 6,400,000 shares. For purposes of determining the number of shares outstanding as of January 1, all outstanding classes of securities of the Company, convertible notes, warrants, options and any other awards granted under the 1999 Stock Incentive Plan that are convertible or exercisable presently or in the future by the holder into shares of Common Stock shall be deemed to be outstanding. This number does not include 5,163,912 and 2,065,565 shares which were added, pursuant to the evergreen formula, to the shares reserved for issuance under the 1999 Stock Incentive

Plan and the 1999 Employee Stock Purchase Plan, respectively, on January 1, 2008. The 1999 Stock Incentive Plan expires in March 2009. The 1999 Employee Stock Purchase Plan expires in March 2009; however the 2008 Employee Stock Purchase Plan was adopted by the Company’s Board and subsequently approved by stockholders on May 22, 2008.

(3)	Includes outstanding options to purchase (i) 10,671 shares of Common Stock at a weighted-average exercise price of $2.82 granted under Itemfield, Inc.’s stock option plan, which Informatica assumed in connection with the acquisition of Itemfield in December 2006, (ii) 33,820 shares of Common Stock at a weighted-average exercise price of $1.08 granted under Similarity’s Vector Technologies (SivTech) Limited’s stock option scheme, which Informatica assumed in connection with the acquisition of Similarity Systems Limited in January 2006, (iii) 24,213 shares of Common Stock at a weighted-average exercise price of $0.76 granted under Striva Corporation’s stock option plan, which Informatica assumed in connection with the acquisition of Striva in September 2003. The Company did not reserve the right to make subsequent grants or awards under any of the aforementioned plans. In addition, this number includes options to purchase 138,037 shares of Common Stock at a weighted-average exercise price of $9.05 granted by Informatica under the 2000 Employee Stock Incentive Plan described below.

(4)	Represents shares of Common Stock available for future issuance under the 2000 Employee Stock Incentive Plan.

2000 Employee Stock Incentive Plan

In January 2000, the Board of Directors adopted the 2000 Employee Stock Incentive Plan, under which 1,600,000 shares were reserved for issuance. The 2000 Employee Stock Incentive Plan was not subject to stockholder approval. Under the 2000 Employee Stock Incentive Plan, eligible employees and consultants may be awarded stock options, stock appreciation rights, restricted shares and stock units. No stock options, stock appreciation rights, restricted shares or stock units from the 2000 Employee Stock Incentive Plan may be granted to directors or executive officers of the Company. The 2000 Employee Stock Incentive Plan was intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. The 2000 Employee Stock Incentive Plan does not provide for the grant of incentive stock options. The exercise price for non-qualified options may not be less than 85% of the fair value of the Common Stock at the option grant date. Even so, the Company has not granted and has no intention of granting any discounted options under this Plan. The 2000 Employee Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. Options granted are exercisable over a maximum term of ten years from the date of grant and generally vest over a period of four years from the date of grant. If Proposal Two is approved, the 2000 Employee Stock Incentive Plan will be terminated.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying the Company’s executive compensation programs, policies and decisions and important factors relevant to an analysis of these programs, policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by the Company’s Chief Executive Officer, Chief Financial Officer and two other executive officers (collectively referred to as “NEOs”) listed in the Summary Compensation Tables and the related tables below.

Philosophy of Compensation Programs

The principal objectives of the Company’s compensation programs are to attract and retain top-tier talent and to motivate and reward employees who continually drive strong results for the Company and its stockholders. The Company’s compensation philosophy, and the programs adopted in accordance with that philosophy, are driven by the belief that employee performance and success will result in economic growth for the Company, which will have the effect of increasing stockholder value.

The Company’s executives are compensated under the same programs as employees at other levels within the organization, although certain executive compensation elements are more heavily weighted towards overall Company performance as compared to achievement of individual objectives. Rewarding strong performance and contribution, regardless of seniority within the Company, is an important part of the Company’s culture and core values.

A significant portion of the executive officers’ compensation is directly tied to Company performance, ensuring that executive compensation, the Company’s financial results and stockholder value are properly aligned. The Company maintains a balance between short-term and long-term performance by rewarding executive officers both on the achievement of the Company’s current business plan objectives, as well as on the achievement of long-term growth and profitability and improvement in stockholder value.

The Company considers each of the following components as an integral part of the overall total compensation package:

•	base salary;

•	short-term non-equity cash incentives;

•	long-term equity-based incentives, and

•	benefits.

The Compensation Committee considers each of the above items in determining the compensation package for each executive officer. Further detail on each component is provided in the section “Components of Compensation Package and 2008 Evaluation” below.

Role of the Compensation Committee

The Company’s Compensation Committee, which serves at the discretion of the Company’s Board of Directors, is empowered to review and approve, or in certain circumstances recommend for the approval of the Board, the annual compensation for and compensation policies applicable to the Company’s executive officers, including the Company’s Chief Executive Officer.

The Compensation Committee:

•	provides oversight of the Company’s compensation policies, plans and benefits programs;

•	assists the Board in discharging its responsibilities relating to (i) oversight of the compensation of the Company’s Chief Executive Officer and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934), and (ii) approving and evaluating the executive officer compensation plans, policies and programs of the Company; and

•	assists the Board in administering the Company’s equity compensation plans for its employees.

The Compensation Committee’s charter, which is approved by the Board, is available in the “Investor Relations” section of the Company’s website at http://www.informatica.com.

The Compensation Committee meets at least quarterly. Members of the Compensation Committee also meet with Company personnel as a part of the compensation planning and administration process throughout the year. In January, the Compensation Committee reviews and approves for all employees the compensation philosophy, option ranges for hiring and retention, bonus metrics and benefits, and also finalizes executive compensation plans for the upcoming year.

The Compensation Committee currently consists of Dr. Held, Mr. Sullivan and Mr. Pidwell, with Mr. Pidwell acting as the Committee Chairman. Each member is independent as that term is defined pursuant to the Compensation Committee’s charter in terms of the independence requirements of The NASDAQ Stock Market, the non-employee director definition under Section 16 of the Securities Exchange Act of 1934 and the outside director definition in Section 162(m) of the Internal Revenue Code of 1986. No Compensation Committee members are former or current officers or employees of Informatica or any of its subsidiaries.

The Compensation Committee consults with the Company’s human resources personnel, and when appropriate, with outside executive and employee compensation and benefits consultants, to assist in the evaluation of and recommendations related to the Company’s executive compensation program. While the Compensation Committee may, from time to time, consult with the Company’s Chief Executive Officer or Chief Financial Officer in connection with the planning or evaluation of compensation program-related matters, the Compensation Committee is responsible for oversight and approval of the overall program and the individual elements of that program.

In 2004, in connection with the recruitment and hiring of the Company’s current Chief Executive Officer, the Compensation Committee engaged Compensia, Inc. as an independent outside compensation consultant to advise the Compensation Committee on Chief Executive Officer compensation practices and policies. Since then, the Company and the Compensation Committee have retained Compensia in connection with reviews of the Company compensation programs and policies for the Company executives, the Board of Directors and the broader employee base. Compensia receives compensation from the Company on a fee-per-project basis. The Company also uses Radford Data to benchmark employee and executive compensation and reviews summaries of this data with the Compensation Committee.

Role of the Independent Compensation Consultant

Compensia or comparable independent compensation consultant is retained each year to analyze and benchmark the Company’s executives’ compensation package, including base salary, variable pay and equity awards. Additionally, they may be asked to review and benchmark the competitive structure of equity programs and benefits or severance provisions on an as needed basis.

The Compensation Committee and the Company’s human resources personnel meet annually to evaluate a group of software companies with the independent compensation consultant and to select a sub-group of companies for further peer analysis. This peer group includes a blend of mid-size companies and larger companies serving the data integration market or adjacent markets, as well as comparably sized software companies. The list is reviewed each year and new companies are added as necessary to ensure a significant sample size of companies. The independent compensation consultant is also asked to provide growth rates and financial data on each company to assist in benchmarking executive compensation. Companies in the 2008 peer group included Ariba, Epicor Software, i2 Technologies, Microstrategy, Progress Software, Netsuite, Sybase and Tibco.

Components of the Compensation Package and 2008 Evaluation

Base Salary

Annual base salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s level of responsibility, general salary practices of the select peer group and the individual officer’s specific qualifications and experience. Base salaries are reviewed annually by the Compensation Committee and any variances between the salary levels of each executive officer and those of the companies included in the selected benchmarks are reviewed. Salaries may be adjusted based on certain criteria including the Company’s recent financial performance, the executive’s individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties and any general changes in the compensation data from the benchmark companies. In determining any merit salary increase, the relative importance of each factor may vary from individual to individual.

Base Salary: 2008 Evaluation

In the fourth quarter of 2007, the Compensation Committee reviewed the data provided by Compensia, including the analysis of each NEO’s base salary against the select peer group The Compensation Committee also considered organizational changes and any planned changes in each executive officer’s responsibility. Increases were made to all NEOs’ salaries effective beginning January 1, 2008, based on a review of their compensation against the market data provided and based on the strength of their individual performance and the company’s overall performance in 2007.

2008 Base Salary Information

Chairman & Chief Executive Officer	$585,000
Chief Financial Officer, EVP and Secretary	$350,000
EVP and General Manager, Data Integration	$330,000
EVP, Worldwide Field Operations	$350,000

Non-Equity Incentive Plan (Cash Incentives) (“Bonus Plan”)

The Company’s non-equity incentive plan (the “bonus plan”) focuses on the achievement of fiscal year business objectives and is tied to the achievement of annual performance goals around growth and profitability. All of the Company’s executive officers participate in this bonus plan, which directly rewards the executives for achievement against semi-annual Company performance goals. The performance goals and the bonus targets are determined by the Compensation Committee in consultation with the Board of Directors and the Company’s Chief Executive Officer and Chief Financial Officer. The bonus target for each executive position is determined using competitive market data provided by external consultants, and evaluated against a number of criteria including job function, market competitive data and the scope of the executive officer’s position and on-going duties. In 2008, an adjustment was made to the EVP, Worldwide Field Operations’ target variable based on market data and the expansion of his role to include responsibility for global services.

2008 Cash Incentive (Bonus) Compensation Targets for Named Executive Officers

Target Variable
(as% of Base Salary)

Chief Executive Officer	100%
EVP, Worldwide Field Operations	90%
Other NEOs	70%

The bonus plan is designed to closely link reward with corporate achievement against performance goals. Bonuses are paid out after the second calendar quarter for performance achieved in the first half of the year, and after the fourth calendar quarter for performance achieved in the second half of the year. These performance goals are specifically tied to two internal key performance indicators, net license orders and operating income adjusted for certain items, such as charges related to restructuring and acquisitions, stock-based compensation and other non-recurring, non-cash charges, if any.

Structure of 2008 Cash Incentive (Bonus Plan) Compensation for Named Executive Officers

	Corporate/Performance Goals — 100%			Individual Goals — 0%

EVP, Worldwide Field Operations	Operating Income 15%	Net License Orders 75%	Services Margin 10%

	Corporate/Performance Goals — 70%		Individual Goals — 30%

EVP and General Manager, Data Integration	Operating Income 35%	Net License Orders 35%	Product Deliverables Analyst & Customer Proof Points

	Corporate/Performance Goals — 100%		Individual Goals — 0%

Other NEOs	Operating Income 50%	Net License Orders 50%

The performance goals are set annually, measured on a semi-annual basis and require aggressive levels of growth and significant improvement from the prior fiscal year’s performance. The bonus plan has a minimum payout threshold with zero payout for achievement at 80% or less of the performance goal. Because the Company’s philosophy is to set performance goals aggressively, achievement of 95% of these aggressive stretch goals is designed to equate to a 100% bonus payment. The plan also provides for above 100% payout when more than 95% of the stretch performance goal is achieved. In order to achieve a maximum payout, which is capped at 200%, the Company would need to achieve 120% performance against both the growth and profitability goals. Achievement at 120% is a significant stretch goal and the Company has never attained this maximum payout level.

Individual cash incentive allocations for the NEOs are determined by the Compensation Committee upon discussion with the Chief Executive Officer and Company human resources personnel. An individual executive may occasionally earn more or less than his or her calculated bonus based on factors including individual performance and any other exceptional contributions to the Company’s success during the measurement period. Any executive earnings more than his or her calculated bonus would receive this as a discretionary bonus.

The Compensation Committee separately makes an assessment and determines the bonus award for the Chief Executive Officer. The payout is computed based on achievement of the corporate performance goals; however, the Compensation Committee has discretion to allocate more or less than the computed allocation, based on the individual performance and contribution of the Chief Executive Officer during the measurement period.

Non-Equity Incentive Plan (Cash Incentives) (“Bonus Plan”): 2008 Evaluation

For the first half of 2008, the Compensation Committee determined that the stretch goal for net license orders was achieved at 83% and the stretch goal for operating income was achieved at 100%. For the second half of 2008, the Compensation Committee determined that the stretch goal for net license orders was achieved at 73% and the stretch goal for operating income was achieved at 108%. For the services margin target in the EVP Worldwide Field Operations, the target was not achieved, generating zero payout for this component. The EVP and General Manager, Data Integration achieved 92% of his individual goals in the first half of 2008 and 88% in the second half of 2008.

Based on these attainment levels, the Compensation Committee approved bonuses under the bonus plan of $432,900 to the Chief Executive Officer; $181,300 to the Chief Financial Officer; $181,913 to the EVP and General Manager, Data Integration and $211,412 to the EVP Worldwide Field Operations. In addition, a discretionary bonus of $30,000 was awarded to the Chief Financial Officer for excellent performance in the second half of 2008.

Equity Based Incentive Plans

The Company’s equity incentive plans are a critical component of the compensation program which the Company believes fosters an entrepreneurial spirit and incents the Company’s executives and key employees to focus on building stockholder value through meeting long-term financial and strategic goals. The Company grants stock options to executives and other employees under the Company’s 1999 Stock Incentive Plan (the “Option Plan”). The Company also sponsors an Employee Stock Purchase Plan (“ESPP”). All full time employees (except employees in geographies where participation is restricted by local statute or regulations) are eligible to participate in the Company’s ESPP which provides a fifteen percent (15%) discount on the purchase of shares twice a year. Executive officers participate in this plan on the same terms as all other employees. Offering stock options and an ESPP are critical elements in attracting and retaining high caliber employees, including executive level talent, in the competitive technology industry labor market. The Compensation Committee acts as the plan administrator for both the Option Plan and the ESPP.

Stock options ranges are set for each job function, level and position within the Company for both new hire grants and annual refresh grants and are reviewed and approved by the Compensation Committee at the start of each fiscal year. Ranges are set to balance the need to use equity grants to provide significant attraction and retention value against the need to limit dilution of shareholder interests by working within the Company’s target dilution rate. These options ranges provide reference guidelines for the Chief Executive Officer, the Company’s human resources personnel, the Compensation Committee and the Board of Directors when hiring new executives to the Company. Additionally, the Compensation Committee uses data provided by its independent compensation consultant (in 2008 Compensia) to ensure that new hire and any refresh grants for executive officers are within the target positioning levels in the Company’s basket of comparable companies.

The principal factors considered in granting new employee stock options to executive officers of the Company are: (i) level of responsibility of the new hire’s position, (ii) total compensation profile, and (iii) the executive officer’s ability to influence the Company’s long-term growth and profitability. Additional factors considered when reviewing annual refresh grants include: (i) performance, (ii) the amount of unvested options that the particular executive holds, (iii) the existing levels of stock ownership and options among the executive officers relative to each other and to the Company’s employees as a whole, and (iv) the Company’s target dilution rate.

Equity Based Incentive Plans: 2008 Evaluation

In the fourth quarter of 2007, Compensia provided the Compensation Committee with an analysis of the long term incentive value of each executive’s equity based grants against the market peer group of companies, using the Black Scholes valuation model. The analysis indicated the value for each NEO’s vested and unvested options and the total value as a percentage of the market. Compensia made recommendations for annual refresh option grants for each NEO in fiscal 2008 based on consideration of the factors detailed above. See “Grants of Plan-Based Awards — 2008 Fiscal Year” below for a summary of the 2008 option grants to the NEOs.

The Compensation Committee discussed the Compensia analyses related to the NEOs with the Chief Executive Officer and reviewed the strong company performance and each individual NEO’s performance in 2007 in determining the final awards approved.

Stock Option Grant Process

The Company’s Option Plan authorizes the Compensation Committee to grant stock options to NEOs of the Company and as such, the Compensation Committee approves grants to new NEOs as well as approving refresh and promotional grants to existing NEOs.

The Company’s standard option granting practice includes authorizing grants to executives and employees at the regularly scheduled Compensation Committee meetings held during the first month of each quarter, although the policy allows for some flexibility regarding corrections and off-cycle grants within pre-approved guidelines. The effective grant date and strike price is set as of the first business day of the second month of the quarter if such date is in an open window, or if not, the next date that is in an open window. The vesting commencement date is the effective start date for new hire grants, the effective promotion date for promotional grants, and the actual grant date for the annual refresh grants.

Stock Ownership Guidelines for NEOs and Directors

To further align the interests of the NEOs and members of the Board of Directors with those of the Company’s stockholders, in February 2008, the Corporate Governance and Nominating Committee adopted stock ownership guidelines for the Company’s NEOs and directors. Pursuant to these guidelines, each director and NEO (except the Chief Executive Officer) is expected to hold at least 5,000 shares of the Company’s Common Stock for so long as he or she is a director or a NEO. The Chief Executive Officer is expected to hold at least 10,000 shares of the Company’s Common Stock for so long as he or she retains that position with the Company. Directors and NEOs, including the Chief Executive Officer, are expected to meet the standards set forth in the guidelines within three years from the date such guidelines were adopted by the Corporate Governance and Nominating Committee or within three years after the date of their election or reelection to the Board of Directors or appointment as a NEO.

Benefits

The Company has adopted certain general employee benefits plans in which executive officers also participate under the same terms as other employees. The benefits plans vary by geography to account for statutory requirements and local market practices. The primary benefit plans which are available to all U.S. employees who work at least twenty-four hours per week are:

•	flexible time off for vacation, care of a family member, or for a personal or family illness;

•	medical, dental and vision coverage;

•	disability insurance with the same relative coverage and payout levels regardless of seniority;

•	basic life and accidental death & dismemberment insurance with the same relative coverage and payout levels regardless of seniority;

•	401(k) savings plan with a matching Company contribution of up to $2,500, and

•	the Employee Stock Purchase Plan previously described.

The Company limits the perquisites that are available to its executives. The Company does not currently offer any non qualified deferred compensation plans or supplemental retirement plans to its executives. Also, the Company does not provide any pension arrangements or other similar benefits to its executives or employees, other than the 401(k) plan referenced above.

Executive Severance Arrangements

The Company has entered into agreements with its NEOs regarding severance arrangements. Such agreements are standard in the Company’s industry and are necessary in order to attract the best talent for these executive positions. See “Potential Payments on Termination or Change of Control” below for a summary of the material terms and conditions of these severance arrangements.

Accounting and Tax Considerations

The Company considers tax and accounting implications in designing its compensation programs. For example, in selecting equity based compensation elements, the Compensation Committee reviews the projected expense amounts and expense timing associated with equity grants. In addition, the Compensation Committee previously adjusted the ESPP look-back period from 24 months to six months to reduce the expense associated with ESPP participation. Section 162(m) of the Internal Revenue Code (“IRC”) disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance-based compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Company has not adopted a policy that all compensation must be deductible. In particular, because the Company’s pre-Initial Public Offering stock option plan (the “Option Plan”) was not ratified by stockholders within three years following the calendar year of the Initial Public Offering, options granted under such Option Plan on or after May 22, 2003 are not exempted under Section 162(m). This Option Plan will expire in March 2009 and the Company intends to replace it with the 2009 Plan that the Company is submitting to stockholders for approval in this proxy statement. The Company does not have any deferred compensation plans. Even so, given the broad language of Section 409A, in 2008 the Company reviewed and revised various compensation arrangements to address Section 409A compliance.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Form 10-K for the annual period ended December 31, 2008.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

David W. Pidwell
Godfrey R. Sullivan
Gerald Held

Summary Compensation Table — 2008 Fiscal Year

The following summary compensation table includes the compensation elements that were earned by the Company’s NEOs for the fiscal year ended December 31, 2008 (the “2008 Fiscal Year”).

									Change in
									Pension
									Value and
								Non-Equity	Non-Qualified
								Incentive	Deferred
						Stock	Option	Plan	Compensation	All other
		Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)		($)		($)	($)(4)	($)	($)	($)(5)	($)

Sohaib Abbasi	2008	585,000		—		—	1,493,417	432,900	—	—	2,511,317
Chairman & Chief	2007	485,000		—		—	2,030,168	625,650	—	—	3,140,818
Executive Officer	2006	450,000		—		—	3,082,029	278,438	—	—	3,810,467
Earl Fry	2008	350,000		30,000	(2)	—	578,783	181,300	—	2,500	1,142,583
Chief Financial Officer,	2007	320,000		—		—	533,638	288,960	—	2,000	1,144,598
Executive Vice President and Secretary	2006	320,000		34,384	(3)	—	540,476	138,600	—	1,500	1,034,960
Girish Pancha	2008	330,000		—		—	459,279	181,913	—	2,500	973,692
Executive Vice	2007	296,000	(1)	—		—	426,590	267,660	—	2,000	992,250
President and General Manager, Data Integration	2006	285,000		—		—	456,167	123,441	—	1,500	866,108
Paul Hoffman	2008	350,000		—		—	547,143	211,412	—	2,500	1,111,055
Executive Vice	2007	320,000		—		—	579,820	305,683	—	2,000	1,207,503
President Worldwide Field Operations	2006	320,000		—		—	646,752	206,051	—	1,500	1,174,303

(1)	This amount reflects a $300,000 salary commencing effective April 1, 2007.

(2)	This amount reflects a discretionary bonus awarded for extraordinary performance in the second half of 2008.

(3)	This amount includes $22,092 of travel and related expenses and $12,292 of gross-up payments which were provided to reward effort related to an acquisition.

(4)	These amounts reflect the 2008 FAS 123(R) share-based payment cost incurred by the Company for all stock options granted prior to and including 2008 to the particular executive officer and do not correspond to the actual value that could or will be recognized by the particular individual. Please refer to Note 8 in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for the Company’s assumptions related to the FAS 123(R) share-based payment cost calculations. The calculations reflected in this table do not include any forfeiture rate estimates.

(5)	The amounts reflect the 401(k) contribution provided by the Company.

Grants of Plan-Based Awards — 2008 Fiscal Year

The following table contains information for the NEOs related to (1) grants under the Company’s non-equity incentive plan and (2) grants of stock options during the 2008 Fiscal Year.

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards						Grant
								All Other	All Other		Date
								Stock	Option		Fair Market
								Awards:	Awards:	Exercise	Value
								Number of	Number of	or Base	of Stock
								Shares of	Securities	Price of	and
								Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Award
Name	Date	($)	($)(1)(2)	($)(3)	(#)	(#)	(#)	(#)	(#)(4)	($/sh)	($)(5)

Sohaib Abbasi	—	—	585,000	1,170,000	—	—	—	—	—	—	—
	2/1/2008	—	—	—	—	—	—	—	400,000	$18.54	2,269,680
Earl Fry	—	—	245,000	490,000	—	—	—	—	—	—	—
	2/1/2008	—	—	—	—	—	—	—	125,000	$18.54	709,275
Girish Pancha	—	—	231,000	462,000	—	—	—	—	—	—	—
	2/1/2008	—	—	—	—	—	—	—	110,000	$18.54	624,162
Paul Hoffman	—	—	315,000	630,000	—	—	—	—	—	—	—
	2/1/2008	—	—	—	—	—	—	—	100,000	$18.54	567,420

(1)	Amounts represent compensation the NEO would have received assuming the attainment of 100% of bonus payouts.

(2)	Actual non-equity incentive plan awards for fiscal 2008 were:

Mr. Abbasi	$432,900
Mr. Fry	$181,300
Mr. Pancha	$181,913
Mr. Hoffman	$211,412

(3)	The maximum non-equity incentive plan awards payout would occur if the Company achieved in excess of 120% of each of its performance metrics.

(4)	These option grants were annual refresh grants with four year monthly vesting.

(5)	Please refer to Note 8 in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for the Company’s assumptions related to the FAS 123(R) share-based payment cost calculations. These amounts reflect the 2008 FAS 123(R) share-based payment cost incurred by the Company for the stock options granted during 2008 to the particular NEO and do not correspond to the actual value that could or will be recognized by the particular individual. The calculations reflected in this table do not include any forfeiture rate estimates.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table reflects NEO option awards outstanding as of December 31, 2008.

						Stock Awards
								Equity	Equity
	Option Awards							Incentive	Incentive
			Equity					Plan	Plan Awards:
			Incentive					Awards:	Market or
			Plan				Market	Number of	Payout
			Awards:			Number	Value of	Unearned	Value of
	Number of	Number of	Number of			of Shares	Shares or	Shares,	Unearned
	Securities	Securities	Securities			or Units	Units of	Units or	Shares, Units
	Underlying	Underlying	Underlying			of Stock	Stock	Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	That Have	That Have	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options(#)	Price($)	Date(1)	Vested(#)	Vested($)	Vested(#)	Vested($)

Sohaib Abbasi	60,000	—	—	9.8600	2/2/2009(2)	—	—	—	—
	375,000	125,000	—	12.0000	12/30/2012(3)	—	—	—	—
	2,600,000	—	—	5.6900	7/19/2014(4)	—	—	—	—
	146,666	173,334	—	12.6400	2/1/2014(5)	—	—	—	—
	83,333	316,667	—	18.5400	2/1/2015(6)	—	—	—	—
Earl Fry	420,000	—	—	7.9000	12/1/2009(7)	—	—	—	—
	100,000	—	—	6.6300	5/8/2010(8)	—	—	—	—
	55,000	—	—	7.9000	3/12/2011(9)	—	—	—	—
	175,000	—	—	7.2600	4/30/2011(10)	—	—	—	—
	100,000	—	—	7.6400	10/27/2011(11)	—	—	—	—
	66,000	—	—	8.0600	3/18/2012(12)	—	—	—	—
	68,750	6,250	—	7.7300	4/29/2012(13)	—	—	—	—
	35,000	—	—	4.0500	9/9/2012(14)	—	—	—	—
	100,000	50,000	—	15.2600	4/11/2013(15)	—	—	—	—
	50,416	59,584	—	12.6400	2/1/2014(16)	—	—	—	—
	26,041	98,959	—	18.5400	2/1/2015(17)	—	—	—	—
Girish Pancha	81,250	—	—	6.6300	5/8/2010(18)	—	—	—	—
	25,080	—	—	17.0625	3/12/2011(19)	—	—	—	—
	175,000	—	—	7.2600	4/30/2011(20)	—	—	—	—
	100,000	—	—	7.6400	10/27/2011(21)	—	—	—	—
	21,000	—	—	8.0600	3/18/2012(22)	—	—	—	—
	45,833	4,167	—	7.7300	4/29/2012(23)	—	—	—	—
	42,396	—	—	4.0500	9/9/2012(24)	—	—	—	—
	66,666	33,334	—	15.2600	4/11/2013(25)	—	—	—	—
	45,833	54,167	—	12.6400	2/1/2014(26)	—	—	—	—
	22,916	87,084	—	18.5400	2/1/2015(27)	—	—	—	—
Paul Hoffman	238,541	11,459	—	7.4800	1/4/2012(28)	—	—	—	—
	66,666	33,334	—	15.2600	4/11/2013(29)	—	—	—	—
	45,833	54,167	—	12.6400	2/1/2014(30)	—	—	—	—
	20,833	79,167	—	18.5400	2/1/2015(31)	—	—	—	—

(1)	Prior to April 2003, except for director grants, all grants issued by the Company had ten year terms and after April 2003, all grants have had seven year terms.

(2)	This director grant was issued to Mr. Abbasi when he joined the Company’s Board of Directors in February 2004 and has a five year term. He was not an employee of the Company at that time. The grant date is February 2, 2004 and the grant was fully vested as of February 2, 2007.

(3)	This grant is a refresh grant dated December 30, 2005. It vests over four years with monthly vesting until December 30, 2009.

(4)	This grant is a new hire grant dated July 19, 2004. It vests over four years with a one year cliff with subsequent monthly vesting until July 19, 2008.

(5)	This grant is a refresh grant dated February 1, 2007. It vests over four years with monthly vesting until February 1, 2011.

(6)	This grant is a refresh grant dated February 1, 2008. It vests over four years with monthly vesting until February 1, 2012.

(7)	This grant was issued as a part of the Company’s options repricing in March of 2002. The expiration date for such options was set as the expiration date of the originally issued options. The original grant was a new hire grant dated December 1, 1999. It vested over five years with a one year cliff and then subsequent monthly vesting until December 1, 2004. The original grant had a ten year term.

(8)	This grant is a refresh grant dated May 8, 2003. It vested over four years with monthly vesting until May 8, 2007.

(9)	This grant was issued as a part of the Company’s options repricing in March of 2002. The expiration date for such options was set as the expiration date of the originally issued options. The original grant was a refresh grant dated March 12, 2001. It vested over four years with monthly vesting until March 12, 2005. The original grant had a ten year term.

(10)	This grant is a refresh grant dated April 30, 2004. It vests over four years with monthly vesting until April 30, 2008.

(11)	This grant is a refresh grant dated October 27, 2004. It vests over four years with monthly vesting until October 27, 2008.

(12)	This grant is a refresh grant dated March 18, 2002. It vested over four years with monthly vesting until March 18, 2006.

(13)	This grant is a refresh grant dated April 29, 2005. It vests over four years with monthly vesting until April 29, 2009.

(14)	This grant is a refresh grant dated September 9, 2002. It vested over four years with monthly vesting until September 9, 2006.

(15)	This grant is a refresh grant dated April 11, 2006. It vests over four years with monthly vesting until April 11, 2010.

(16)	This grant is a refresh grant dated February 1, 2007. It vests over four years with monthly vesting until February 1, 2011.

(17)	This grant is a refresh grant dated February 1, 2008. It vests over four years with monthly vesting until February 1, 2012.

(18)	This grant is a refresh grant dated May 8, 2003. It vested over four years with monthly vesting until May 8, 2007.

(19)	This grant is a refresh grant dated March 12, 2001. It vested over four years with monthly vesting until March 12, 2005.

(20)	This grant is a refresh grant dated April 30, 2004. It vests over four years with monthly vesting until April 30, 2008.

(21)	This grant is a refresh grant dated October 27, 2004. It vests over four years with monthly vesting until October 27, 2008.

(22)	This grant is a refresh grant dated March 18, 2002. It vested over four years with monthly vesting until March 18, 2006.

(23)	This grant is a refresh grant dated April 29, 2005. It vests over four years with monthly vesting until April 29, 2009.

(24)	This grant is a refresh grant dated September 9, 2002. It vested over four years with monthly vesting until September 9, 2006.

(25)	This grant is a refresh grant dated April 11, 2006. It vests over four years with monthly vesting until April 11, 2010.

(26)	This grant is a refresh grant dated February 1, 2007. It vests over four years with monthly vesting until February 1, 2011.

(27)	This grant is a refresh grant dated February 1, 2008. It vests over four years with monthly vesting until February 1, 2012.

(28)	This grant is a new hire grant dated January 4, 2005. It vests over four years with a one year cliff and then subsequent monthly vesting until January 4, 2009.

(29)	This grant is a refresh grant dated April 11, 2006. It vests over four years with monthly vesting until April 11, 2010.

(30)	This grant is a refresh grant dated February 1, 2007. It vests over four years with monthly vesting until February 1, 2011.

(31)	This grant is a refresh grant dated February 1, 2008. It vests over four years with monthly vesting until February 1, 2012.

2008 Option Exercises and Stock Vested

The following table details 2008 stock option exercises for each of the Company’s NEOs.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise(#)	Exercise($)(1)	Vesting(#)	Vesting($)

Sohaib Abbasi	—	—	—	—
Earl Fry	300,000	2,809,586	—	—
Girish Pancha	42,000	395,127	—	—
Paul Hoffman	300,000	3,142,953	—	—

(1)	Reflects the difference between the market price of Informatica’s common stock at exercise and the exercise price of the option.

Potential Payments Upon Termination or Change of Control

The Company has entered into severance agreements with its NEOs. Such agreements are standard in the Company’s industry and are necessary in order to attract the best talent for these executive positions. The Company has a standard agreement for its Executive Vice Presidents which has been signed by Mr. Fry, Mr. Pancha and Mr. Hoffman. A summary of the material terms and conditions in this standard Executive Severance Agreement as well as the Chief Executive Officer’s Severance Agreement are included below.

Term of Standard Agreement.  Each agreement has an initial term of two years, and provides that the initial term will be automatically extended each year for an additional one year term unless the Company informs the executive officer at least ninety days prior to the date of automatic renewal that it is electing not to extend the term.

Severance.  In the event that the Company terminates the executive officer’s employment without Cause or the executive resigns for Good Reason as such terms are defined in the agreements, and such termination occurs within the time period beginning on the date three months preceding a change of control of the Company and ending on the date twelve months following a change of control, the executive officer will receive the following severance package: (1) continued payment of the executive officer’s base salary for a period of twelve months; (2) a lump sum payment equal to executive officer’s annual on-target bonus, commissions or variable earnings, assuming Company performance at 100% of target for Company bonus or commissions determination; (3) reimbursement for benefits premiums for a maximum of twelve months (to cease once eligible for similar benefits from another employer); and (4) twelve months accelerated vesting for any equity awards that are outstanding as of the date that the executive officer’s employment is terminated.

Definitions.  “Cause” is defined as (i) an executive officer’s act of dishonesty or fraud in connection with the performance of his responsibilities to the Company with the intention that such act result in an executive officer’s substantial personal enrichment, (ii) an executive officer’s conviction of, or plea of nolo contendere to, a felony,

(iii) an executive officer’s willful failure to perform his duties or responsibilities, or (iv) an executive officer’s violation or breach of an executive officer’s Employee Proprietary Information and Inventions Agreement; provided that if any of the foregoing events is capable of being cured, the Company will provide notice to the executive officer describing the nature of such event and the executive officer will thereafter have 30 days to cure such event. “Good Reason” is defined as the occurrence of any of the following without an executive officer’s express written consent: (i) a reduction (or series of reductions) of the executive’s base salary or target bonus that singly or in the aggregate constitute a material reduction, other than a one-time reduction of up to 10% that also is applied to substantially all of the Company’s other senior executives, (ii) a reduction in an executive officer’s base salary other than a one-time reduction of not more than 10% that also is applied to substantially all of the Company’s other executive officers, (iii) a material reduction in the aggregate level of benefits made available to the executive officer other than a reduction that also is applied to substantially all of the Company’s other executive officers, or (iv) relocation of an executive officer’s primary place of business for the performance of his duties to the Company to a location that is more than 35 miles from its prior location.

Conditions.  The severance payments, continued benefits, and accelerated vesting will be subject to the executive officer entering into and not subsequently revoking: (1) a separation agreement and release of claims in a form satisfactory to the Company and the executive officer; (2) a non-compete and non-solicitation agreement that would be in effect during the 12 month period in which the executive officer receives continuing salary from the Company; and (3) a non-disparagement agreement.

Estimated Payments and Vesting Upon Termination Related to a Change of Control
(as described above) as if on December 31, 2008

				Reimbursement
				for Premiums
				Paid for
				Medical Dental
		Value of	Total Target	and Vision
	Salary Paid	Accelerated	Bonus Paid in	Benefits for
Name	Over 12 Months	Options(1)	a Lump Sum	12 Months(2)	Total

Earl Fry	$350,000	$67,475	$245,000	$19,240	$681,715
Girish Pancha	$330,000	$52,252	$231,000	$19,240	$632,492
Paul Hoffman	$350,000	$98,869	$315,000	$13,907	$777,776

(1)	Each amount was calculated by adding up the value of each of the stock options that would accelerate (which is the market price of $13.73 as of December 31, 2008 minus the particular option’s exercise price).

(2)	Each amount reflects the annual cost of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) coverage to maintain the insurance, medical, dental and vision benefits currently provided to each individual.

For the Company’s Chief Executive Officer, the terms are the same as detailed above, except that in the event of a change of control, the Chief Executive Officer would also receives (1) an additional twelve months accelerated vesting for any equity awards that are outstanding as of the date that the Chief Executive Officer’s employment is terminated (for a total of 24 month acceleration); and (2) a tax “gross-up” payment in the event any of the foregoing benefits subject the Chief Executive Officer to excise tax on excess parachute payments as determined under Sections 280G and 4999 of the Internal Revenue Code which could include income and employment taxes on such tax gross up payment as well as interest and penalties.

Estimated Payments and Vesting Upon Termination Related to a Change of Control
(as described above) as if on December 31, 2008

Total Target
Bonus Paid in Two
Payments at the Time
			Paid to Other	Reimbursement for
			Officers	Premiums Paid for
		Value of	(Typically August	Medical, Dental and
	Salary Paid	Accelerated	and Following	Vision Benefits for	Tax Gross-Up
Name	over 12 Months	Options(1)	February)	12 Months(2)	Payment	Total

Sohaib Abbasi	$585,000	$390,650	$585,000	$19,240	$0	$1,579,890

(1)	This amount was calculated by adding up the value of each of the stock options that would accelerate (which is the market price of $13.73 as of December 31, 2008 minus the particular option’s exercise price).

(2)	This amount reflects the annual cost of COBRA coverage to maintain the insurance, medical, dental and vision benefits currently provided to the Chief Executive Officer.

The Chief Executive Officer also receives severance benefits if the Company terminates his employment without Cause or he resigns for Good Reason without any change of control. Such benefits would include: (1) continued payment of his base salary for twelve months; (2) lump-sum payments, paid at the time fiscal year bonuses are paid to other executives, equal in total to his then-current target bonus; (3) reimbursement for benefits premiums for a maximum of twelve months (to cease once eligible for similar benefits from another employer); and (4) 12 months accelerated vesting for any equity awards that are outstanding as of the date that his employment is terminated. The definitions for Cause and Good Reason are similar to those for the other executive officers.

Estimated Payments and Vesting Upon Termination
(as described above) as if on December 31, 2008

			Total Target Bonus Paid	Reimbursement for
			in Two Payments at the	Premiums Paid for
		Value of	Time Paid to Other Officers	Medical, Dental and
	Salary Paid	Accelerated	(Typically August and	Vision Benefits for
Name	Over 12 Months	Options(1)	Following February)	12 Months(2)	Total

Sohaib Abbasi	$585,000	$193,325	$585,000	$19,240	$1,382,565

(1)	This amount was calculated by adding up the value of each of the stock options that would accelerate (which is the market price of $13.73 as of December 31, 2008 minus the particular option’s exercise price).

(2)	This amount reflects the annual cost of COBRA coverage to maintain the insurance, medical, dental and vision benefits currently provided to the Chief Executive Officer.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California
March 11, 2009

Appendix A

INFORMATICA CORPORATION
2009 EQUITY INCENTIVE PLAN
(Effective April 28, 2009)

A-i

A-ii

A-iii

A-iv

INFORMATICA CORPORATION
2009 EQUITY INCENTIVE PLAN
(Effective April 28, 2009)

Section 1

BACKGROUND AND PURPOSE

1.1 Background and Effective Date.  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares. The Plan is effective as of April 28, 2009 upon approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan.  The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.

Section 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares.

2.4 “Award Agreement” means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Change of Control” means the occurrence of any of the following events: (a) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company shall not be considered a Change of Control; (b) a change in the effective control of the Company which occurs on the date that a majority of the members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (b), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person shall not be considered a Change of Control; or (c) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

2.7 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.9 “Company” means Informatica Corporation, a Delaware corporation, or any successor thereto.

2.10 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.11 “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

2.12 “Director” means any individual who is a member of the Board of Directors of the Company.

2.13 “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.14 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.15 “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for Awards with a lower Exercise Price. Notwithstanding the preceding, the term Exchange Program does not include any (a) action described in Section 4.4, nor (b) transfer or other disposition permitted under Section 12.7.

2.16 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.17 “Fair Market Value” means the closing per share selling price for Shares on Nasdaq on the relevant date, or if there were no sales on such date, the average of the closing sales prices on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Committee (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.18 “Fiscal Quarter” means a fiscal quarter of the Company.

2.19 “Fiscal Year” means the fiscal year of the Company.

2.20 “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.21 “Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.22 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.23 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.24 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.25 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.26 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Profit, (b) Revenue, and (c) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a business unit of the Company and/or (v) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

2.27 “Performance Period” means any Fiscal Quarter or such longer period as determined by the Committee in its sole discretion.

2.28 “Performance Share” means an Award granted to a Participant pursuant to Section 9.

2.29 “Performance Unit” means an Award granted to a Participant pursuant to Section 8.

2.30 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.31 “Plan” means the Informatica Corporation 2009 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.32 “Profit” means as to any Performance Period, the Company’s income, determined in accordance with generally accepted accounting principles.

2.33 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.34 “Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Section 10. “Revenue” means as to any Performance Period, the Company’s net revenues generated from third parties, determined in accordance with generally accepted accounting principles.

2.36 “RSU Vesting Commencement Date” means the first day of the second month of the quarter in which the RSU was granted to a Participant pursuant to the Plan.

2.37 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.38 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.39 “Shares” means the shares of common stock of the Company.

2.40 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.41 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.42 “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s FICA obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or the employing Affiliate), the Company’s (or the employing Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of Shares, and (c) any other Company (or employing Affiliate) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).

2.43 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, retirement or non-reelection to the Board.

2.44 “Total Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

Section 3

ADMINISTRATION

3.1 The Committee.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are (a) “outside directors” under Section 162(m), and (b) “non-employee directors” under Rule 16b-3.

3.2 Authority of the Committee.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (f) subject to the provisions of Section 4.5.5. of the Plan, accelerate the exercisability of any outstanding Awards, and (g) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.

3.3 Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify.

3.4 Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

Section 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares.  Subject to adjustment as provided in Section 4.4, the total number of Shares available issuance under the Plan shall not exceed nine million (9,000,000). Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Full Value Awards.  Any Shares subject to all Awards except Options and SARs shall be counted against the numerical limits of Section 4.1 as one and fifty two hundredths (1.52) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any Awards of Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 4.3, one and fifty two hundredths (1.52) times the number of Shares so forfeited or repurchased shall return to the Plan and shall again become available for issuance.

4.3 Lapsed Awards.  If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award. With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right as well as the Shares that represent payment of the exercise price and tax related to the Award) shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 4.4, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 4.3. The following shares shall not be available for future grant: (i) shares tendered in payment of the exercise price of an option; and (ii) shares withheld by the Company or otherwise received by the Company to satisfy tax withholding obligations.

4.4 Adjustments in Awards and Authorized Shares.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares that may be delivered under the Plan, the number, class, and price of Shares (or other property or cash) subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1, 9.1, 10.1 and 11.1. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

4.5 Change of Control.

4.5.1 In the event of a Change of Control, each outstanding Award shall be treated as the Committee determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Committee shall not be required to treat all Awards similarly in the transaction.

4.5.2 In the event that the successor corporation does not assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units shall lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria shall be deemed achieved at 100% on-target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change of Control, the Committee shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable for a period of time determined by the Committee in its sole discretion, and the Option or SAR shall terminate upon the expiration of such period.

4.5.3 For the purposes of this Section 4.5, an Award shall be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of the Shares held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Restricted Stock, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change of Control.

4.5.4 Notwithstanding anything in this Section 4.5 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change of Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

4.5.5 Further, and notwithstanding anything in this Section 4.5 to the contrary, the provisions of this Section 4.5 only shall apply upon the consummation of a Change of Control, and shall not apply to a proposed or potential Change of Control.

Section 5

STOCK OPTIONS

5.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than a total of one million (1,000,000) Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted Options (and/or SARs) to purchase up to a total of an additional two million (2,000,000) Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price.  Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options.  The Exercise Price of each Nonqualified Stock option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options.  In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options.  Notwithstanding the provisions of Section 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Nonemployee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates.  Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of seven (7) years from the Grant Date.

5.4.2 Death or Disability of Participant.  Subject to Section 5.4.1, if a Participant dies or becomes disabled prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to one (1) year after the date of death.

5.4.3 Committee Discretion.  Subject to the seven (7) limit of Sections 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. Subject to the provisions of Section 4.5.5 of the Plan, after an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment.  Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability.  The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service.  No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).

5.8.3 Employees Only.  Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration.  No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date as required by Section 422 of the Code; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

Section 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.1.1 Number of Shares.  The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of one million (1,000,000) Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted SARs (and/or Options) covering up to a total of an additional two million (2,000,000) Shares.

6.1.2 Exercise Price and Other Terms.  The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2 SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3 Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.4 Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The Fair Market Value of a Share on the date of exercise (or, if so specified in the Award Agreement, on the date immediately preceding the date of exercise) minus the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equal value, or in some combination thereof.

Section 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of three hundred thirty three thousand three hundred thirty three (333,333) Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional six hundred sixty six thousand six hundred sixty seven (666,667) Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units).

7.2 Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.3 Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions.  The Committee may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4.3 Legend on Certificates.  The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. Subject to the provisions of Section 4.5.5. of the Plan, the Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company

7.6 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

7.8 Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

Section 8

PERFORMANCE UNITS

8.1 Grant of Performance Units.  Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than three million dollars ($3,000,000). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted additional Performance Shares having an initial value of up to three million dollars ($3,000,000).

8.2 Value of Performance Units.  Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.

8.3 Performance Objectives and Other Terms.  The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

8.3.1 General Performance Objectives or Vesting Criteria.  The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

8.3.2 Section 162(m) Performance Objectives.  For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.4 Earning of Performance Units.  After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. Subject to the provisions of Section 4.5.5 of the Plan, after the grant of a Performance Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit.

8.5 Form and Timing of Payment of Performance Units.  Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination thereof.

8.6 Cancellation of Performance Units.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

Section 9

PERFORMANCE SHARES

9.1 Grant of Performance Shares.  Performance Shares may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion.

The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of three hundred thirty three thousand three hundred thirty three (333,333) Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional six hundred sixty six thousand six hundred sixty seven (666,667) Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units).

9.2 Value of Performance Shares.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

9.3 Performance Share Agreement.  Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4 Performance Objectives and Other Terms.  The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Participants. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.4.1 General Performance Objectives or Vesting Criteria.  The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).

9.4.2 Section 162(m) Performance Objectives.  For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Shares that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.5 Earning of Performance Shares.  After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. Subject to the provisions of Section 4.5.5. of the Plan, after the grant of a Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Share.

9.6 Form and Timing of Payment of Performance Shares.  Payment of vested Performance Shares shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 12.1). The Committee, in its sole discretion, may pay Performance Shares in the form of cash, in Shares or in a combination thereof.

9.7 Cancellation of Performance Shares.  On the date set forth in the Award Agreement, all unvested Performance Shares shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

Section 10

RESTRICTED STOCK UNITS

10.1 Grant of RSUs.  Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of three hundred thirty three thousand three hundred thirty three (333,333) Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional six hundred sixty six thousand six hundred sixty seven (666,667) Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares).

10.2 Value of RSUs.  Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

10.3 RSU Agreement.  Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

10.4 Earning of RSUs.  After the applicable vesting period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the vesting period. Subject to the provisions of Section 4.5.5. of the Plan, after the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any vesting condition for such Restricted Stock Unit.

10.5 Form and Timing of Payment of RSUs.  Payment of vested Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 12.1). The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

10.6 Cancellation of RSUs.  On the date set forth in the Award Agreement, all unvested Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

10.7 Section 162(m) Performance Restrictions.

For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

Section 11

NON-EMPLOYEE DIRECTOR AWARDS

The provisions of this Section 11 are applicable only to Awards granted to Non-employee Directors.

11.1 Granting of Awards.  The Committee’s philosophy is to grant Awards to Non-employee Directors of the same type and following the same ratio as grants to the Company’s Section 16 officers. The types and amounts of Awards to be granted are set out below.

11.1.1 Initial Grants.  Each Non-employee Director who first becomes a Non-employee Director on or after the effective date of this Plan, automatically, in accord with the Committee’s preceding grants to the Section 16 officers, shall receive, as of the date that the individual first is appointed or elected as a Non-employee Director: (a) an Option to purchase sixty thousand (60,000) Shares; (b) (x) an Option to purchase thirty thousand (30,000) Shares and (y) an Award of ten thousand (10,000) Restricted Stock Units; or (c) an Award of twenty thousand (20,000) Restricted Stock Units .

11.1.2 Ongoing Grants.  Each Nonemployee Director who both is a Nonemployee Director on the date of an Annual Meeting of Stockholders of the Company, and has served as a Nonemployee Director for at least six (6) months prior to such Annual Meeting automatically, in accord with the Committee’s preceding grants to the Section 16 officers, shall receive, as of the date of the Annual Meeting only; (a) an Option to purchase twenty five thousand (25,000) Shares; (b) (x) an Option to purchase twelve thousand five hundred (12,500) Shares and (y) an Award of four thousand one hundred sixty seven (4,167) Restricted Stock Units; or (c) an Award of eight thousand three hundred thirty three (8,333) Restricted Stock Units.

11.2 Terms of Awards.

11.2.1 Agreement.  Each Award granted pursuant to this Section 11 shall be evidenced by a written Award Agreement between the Participant and the Company.

11.2.2 Exercise Price.  The Exercise Price for the Shares subject to each Option granted pursuant to this Section 11 shall be one hundred percent (100%) of the Fair Market Value of such Shares on the Grant Date.

11.2.3 Exercisability and Vesting.

(a) Each Option granted pursuant to Section 11.1.1 shall become exercisable as to thirty three percent (33%) of the Shares on the first anniversary of the Grant Date, as to an additional two and seventy eight one-hundredths percent (2.78%) on each monthly thereafter until one hundred percent (100%) of the Shares have vested.

(b) The Restricted Stock Units granted pursuant to Section 11.1.1 shall vest as to thirty three and one third percent (33 1/3%) of the Restricted Stock Units on each of the first anniversary, second anniversary and third anniversary of the RSU Vesting Commencement Date, respectively.

(c) Each Option granted pursuant to Section 11.1.2 shall become exercisable as to one hundred percent (100%) of the Shares on the first anniversary of the Grant Date.

(d) The Restricted Stock Units granted pursuant to Section 11.1.2 shall vest as to one hundred percent (100%) of the Restricted Stock Units on the first anniversary of the RSU Vesting Commencement Date.

Notwithstanding the preceding, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited and all unvested Restricted Stock Units shall be forfeited to the Company.

11.2.4 Expiration of Options.  Each Option granted pursuant to this Section 11 shall terminate upon the first to occur of the following events:

(a) The expiration of seven (7) years from the Grant Date; or

(b) The expiration of three (3) months from the date of the Participant’s Termination of Service for any reason other than the Participant’s death or Disability;

(c) The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability or death.

11.2.5 Nonqualified Stock Options.  Options granted pursuant to this Section 11 shall be designated as Nonqualified Stock Options.

11.2.6 Other Terms.  All provisions of the Plan not inconsistent with this Section 11 shall apply to Awards granted to Nonemployee Directors.

11.3 Committee Discretion.  The Committee, in its sole discretion, at any time may change the number and other terms and conditions of the Awards subject to future grants under this Section 11.

Section 12

MISCELLANEOUS

12.1 Deferrals  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

12.2 No Effect on Employment or Service.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

12.3 Participation.  No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

12.4 Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

12.5 Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

12.6 Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

12.7 Limited Transferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 12.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, if the Committee (in its discretion) so permits, (a) transfer an Award to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

12.8 No Rights as Stockholder.  No Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

Section 13

AMENDMENT, TERMINATION, AND DURATION

13.1 Amendment, Suspension, or Termination.  The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

13.2 Duration of the Plan.  The Plan shall be effective as of          , 2009, and subject to Section 13.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after          , 2019.

Section 14

TAX WITHHOLDING

14.1 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

14.2 Withholding Arrangements.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such Tax Obligations, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

Section 15

LEGAL CONSTRUCTION

15.1 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.3 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.4 Securities Law Compliance.  With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

15.5 Code Section 409A.  Unless otherwise specifically determined by the Committee, the Committee shall comply with Code Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 12.1 and taking or permitting such other actions under the terms of the Plan that otherwise would result in a deferral of compensation subject to Code Section 409A.

15.6 Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

15.7 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

INFORMATICA CORPORATION

Dated: , 2009	By Title:

INFORMATICA CORPORATION 100 CARDINAL WAY REDWOOD CITY, CALIFORNIA 94063 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, April 27, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Informatica Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, April 27, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Informatica Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: INFOR1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INFORMATICA CORPORATION1. Election of Class III Directors Nominees: 01) David W. Pidwell 02) Sohaib Abbasi 03) Geoffrey W. Squire, OBE For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.0 0 0 Vote on Proposals For Against Abstain2. To approve the adoption of a new Equity Incentive Plan, reserving 9,000,000 shares of common stock for issuance thereunder. 3. To ratify the appointment of Ernst & Young LLP as Informatica’s independent registered public accounting firm for the fiscal year ending December 31, 2009. 0 0 0 0 0 0 STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. NOTE: Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. INFOR2 PROXY INFORMATICA CORPORATION PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS The undersigned stockholder of Informatica Corporation, a Delaware corporation (“Informatica”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated March 11, 2009, and hereby appoints Sohaib Abbasi and Earl E. Fry, or either of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Informatica to be held on Thursday, April 28, 2009 at 4:30 p.m. local time at Informatica’s corporate offices located at 100 Cardinal Way, Redwood City, California 94063 and at any adjournment or postponement thereof, and to vote all shares of Common Stock of Informatica held of record by the undersigned on February 27, 2009, as hereinafter specified upon the proposals on the reverse side. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFORMATICA CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2009. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS STATED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THESE PROPOSALS. CONTINUED AND TO BE SIGNED ON REVERSE SIDE